UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Soliciting Material under §240.14a-12

PLAINS GP HOLDINGS, L.P.
(Name of Registrant as Specified In Its Charter)

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Plains GP Holdings, L.P.
333 Clay Street, Suite 1600
Houston, Texas 77002
April 15, 2020
Dear Fellow Plains Investors,
As we invite you to participate in our 2020 Annual Meeting, we acknowledge the unprecedented challenges our world, industry and company are currently navigating.
Between the effects of the COVID-19 pandemic and the recent increase in global oil supplies, the market environment for our industry has changed significantly. Global demand for crude oil has been severely disrupted, crude oil prices have weakened and North American producer activity levels are expected to decrease meaningfully.
As a result, we recently announced several definitive actions in response to the current dynamic and uncertain market conditions to further strengthen our balance sheet and enhance our liquidity and long-term financial flexibility. These actions include:
•
Reducing our 2020/2021 capital program by $750 million, or 33% (reduced by $1.35 billion, or 47% including elimination of assumed JV project financing).

•
Decreasing PAA common unit / PAGP Class A share distributions payable in May by 50% (reduction of approximately $525 million on annualized basis).

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Completing an additional $165 million asset sale ($440 million closed or under definitive agreement year to date).

•
Continuing to pursue capital and cost reductions throughout the organization and supply chain, as well as additional asset sales.

We believe these are prudent and proactive steps that further position us to ensure we have ample financial flexibility as we navigate a more challenging environment. We remain a well-capitalized company, and these actions help to ensure we remain in a healthy financial position while remaining focused on operating safely and responsibly. This is a difficult time, but we remain confident in our ability to manage through the challenges ahead.
We appreciate your continued support and investment and look forward to your participation at our 2020 Annual Meeting in May.
Sincerely,
Willie Chiang
Chairman of the Board and Chief Executive Officer
PAA GP Holdings LLC

Plains GP Holdings, L.P.
333 Clay Street, Suite 1600
Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 20, 2020

To the holders of Class A, Class B and Class C shares of Plains GP Holdings, L.P.:
The 2020 Annual Meeting (the “Annual Meeting”) of the Class A, Class B and Class C shareholders (collectively, our “Shareholders”) of Plains GP Holdings, L.P. will be held on May 20, 2020, at 2:30 p.m. Central Time, in the Texas Conference Room, located on the 19th Floor of Three Allen Center, 333 Clay Street, Houston, Texas 77002. At the Annual Meeting, our Shareholders will consider and vote on the following matters:
1.
The election of two Class I directors to serve on the board of directors (the “Board”) of PAA GP Holdings LLC until the 2023 annual meeting;

2.
The ratification of the appointment of PricewaterhouseCoopers LLP as our and Plains All American Pipeline, L.P.’s independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.
The approval, on a non-binding advisory basis, of our named executive officer compensation; and

4.
Any proposal to transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The Board unanimously recommends that our Shareholders vote “FOR” proposals 1, 2 and 3. Additional information regarding these proposals is included in the attached proxy statement.
We have set the close of business on March 23, 2020 as the record date for determining which of our Shareholders are entitled to receive notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. A list of Shareholders entitled to vote is on file at our principal offices, 333 Clay Street, Suite 1600, Houston, Texas 77002, and will be available for inspection by any Shareholder during the meeting.
We are actively monitoring developments related to the impact of the COVID-19 pandemic, and we are sensitive to the public health and travel concerns of our Shareholders and the protocols that federal, state and local governments have imposed or may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If we take this step, details on how to participate will be posted on our company website and filed with the SEC.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please cast your vote by following the Internet or telephone voting instructions on the proxy card. You may also vote by completing, signing and dating the accompanying proxy card and returning it promptly in the postage-prepaid envelope provided. See “Questions and Answers About the Annual Meeting — How do I vote?” in the attached proxy statement for more details. Returning the proxy card or voting on the Internet or by telephone does not deprive you of your right to attend the Annual Meeting and to vote your shares in person for the matters to be acted upon at the Annual Meeting.
By Order of the Board of Directors of
PAA GP Holdings LLC, general partner of
Plains GP Holdings, L.P.
Richard McGee
Executive Vice President, General Counsel
and Secretary
Houston, Texas
April 15, 2020
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2020
The Notice of Annual Meeting, the proxy statement for the Annual Meeting and our 2019 Annual Report are available at http://www.astproxyportal.com/ast/21140/.

i

PLAINS GP HOLDINGS, L.P.
PROXY STATEMENT
For
2020 Annual Meeting of Shareholders
To Be Held On May 20, 2020
GENERAL INFORMATION ABOUT PLAINS GP HOLDINGS, L.P.’S ANNUAL MEETING
The board of directors (the “Board”) of PAA GP Holdings LLC, our general partner (“PAGP GP” or our “general partner”), is soliciting proxies to be voted on behalf of our Class A, Class B and Class C shareholders (collectively, our “Shareholders”) at the 2020 annual meeting of Shareholders (the “Annual Meeting”). This proxy statement is being furnished to you in connection with the solicitation of proxies by and on behalf of the Board for use at the Annual Meeting and includes information about the matters to be voted upon at the Annual Meeting. The Annual Meeting will be held on May 20, 2020, at 2:30 p.m. Central Time, in the Texas Conference Room, located on the 19th Floor of Three Allen Center, 333 Clay Street, Houston, Texas 77002. References to “PAGP,” “we,” “us,” “our,” “ours” and similar terms refer to Plains GP Holdings, L.P.
Proxy materials, including the Notice of Annual Meeting, this proxy statement, proxy card and our Annual Report on Form 10-K for the year ended December 31, 2019 (our “2019 Annual Report”), are being mailed to Shareholders on or about April 15, 2020.
We will furnish additional copies of our 2019 Annual Report without charge upon the written request of any record or beneficial owner of our Class A, Class B or Class C shares whose proxy we are soliciting in connection with the Annual Meeting. Please address requests for additional copies of the 2019 Annual Report to the Investor Relations Department, Plains All American, 333 Clay Street, Suite 1600, Houston, Texas 77002, or email your request to plainsir@paalp.com.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
The following questions and answers are intended to address briefly some commonly asked questions regarding the Annual Meeting. These questions and answers may not address all questions that may be important to you as a Shareholder. Please refer to the additional information contained elsewhere in this proxy statement and the documents referred to in this proxy statement.
Q:
What is the purpose of these proxy materials?

A:
The Board is soliciting your proxy to vote at the Annual Meeting because you were a Shareholder at the close of business on March 23, 2020, the record date for the Annual Meeting (the “Record Date”), and are therefore entitled to receive notice regarding the Annual Meeting, and to attend and vote at the Annual Meeting. This proxy statement summarizes the information that you need to know in order to cast your vote at the Annual Meeting. As a Shareholder, your vote is very important and the Board strongly encourages you to exercise your right to vote. You do not need to attend the Annual Meeting in person to vote your shares, and we encourage you to vote even if you are unable to attend the Annual Meeting. If you are unable to attend the Annual Meeting in person, you may vote by Internet, by telephone or by signing and returning the attached proxy card in the envelope provided. See “How do I vote?” below.

Q:
What is the recommendation of the Board?

A:
The Board unanimously recommends that you vote:

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FOR the election of each of Alexandra Pruner and Lawrence Ziemba as a Class I director of the Board to serve until the 2023 annual meeting;

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FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our and Plains All American Pipeline, L.P.’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and

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FOR the approval, on a non-binding advisory basis, of our named executive officer compensation.

Q:
When and where is the Annual Meeting?

A:
The Annual Meeting will be held on May 20, 2020, at 2:30 p.m. Central Time, in the Texas Conference Room, located on the 19th Floor of Three Allen Center, 333 Clay Street, Houston, Texas 77002.

We are actively monitoring developments related to the impact of the COVID-19 pandemic, and we are sensitive to the public health and travel concerns of our Shareholders and the protocols that federal, state and local governments have imposed or may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If we take this step, details on how to participate will be posted on our company website and filed with the SEC.
Q:
Who is soliciting my proxy?

A:
The Board is sending or otherwise providing you access to this proxy statement in connection with its solicitation of proxies for use at the Annual Meeting.

Q:
Who is entitled to vote at the Annual Meeting?

A:
All holders of our Class A, Class B and Class C shares at the close of business on the Record Date are entitled to receive notice of the Annual Meeting and to vote the Class A, Class B and Class C shares that they held on the Record Date at the Annual Meeting.

Each Shareholder is entitled to one vote for each Class A, Class B and Class C share owned on all matters to be considered at the Annual Meeting. On March 23, 2020, 184,172,421 Class A shares, 63,167,004 Class B shares and 550,707,207 Class C shares were issued and outstanding and entitled to vote. Plains All American Pipeline, L.P. (“PAA”) owns all of the issued and outstanding Class C shares and will vote such shares on a “pass-through” basis on behalf of and according to the direction of its eligible unitholders as determined at its annual meeting, which will be held prior to the Annual Meeting.
Q:
How do I vote?

A:
If you are a Shareholder of record at the close of business on the Record Date, you may vote your shares by proxy in advance of the Annual Meeting by any of the following methods:

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Internet.   You may visit the Internet address listed on your proxy card. Internet voting procedures have been established to verify your identity and to confirm your voting instructions. Please have your proxy card available when you visit the Internet address.

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Telephone.   You may call the toll-free telephone number listed on your proxy card. Telephone voting procedures have been established to verify your identity, to allow you to provide proxy voting instructions and to confirm that your instructions were accurately recorded. Please have your proxy card available when you call.

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Mail.   You may mail your completed, signed and dated proxy card in the enclosed postage-paid return envelope.

Internet and telephone voting will be available to Shareholders of record 24 hours a day until 11:59 p.m. Eastern Time on May 19, 2020, the night before the Annual Meeting. If you use the Internet or the toll-free telephone number to provide your proxy voting instructions, you do not need to mail in your proxy card. If you mail in your proxy card, it must be received by PAGP before the voting polls close at the Annual Meeting.
You may also attend the Annual Meeting and vote your shares in person. Even if you plan to attend the Annual Meeting, please vote your proxy in advance of the Annual Meeting (by Internet, telephone or mail, as described above) as soon as possible so that your shares will be represented at the Annual Meeting if for any reason you are unable to attend in person.

If you are a beneficial owner of shares held in street name, you must either direct your broker or other nominee as to how to vote your shares, or obtain a “legal” proxy from your broker or other nominee to vote at the Annual Meeting. Please refer to the voter instruction forms provided by your broker or other nominee for specific instructions on methods of voting.
Each Shareholder that attends the Annual Meeting in person may be asked to present valid picture identification, such as a driver’s license or passport. Please also note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you must bring a copy of a brokerage statement reflecting your share ownership as of the Record Date and sign in at the registration desk at the meeting. Additionally, if you attend the Annual Meeting in a representative capacity for a Shareholder, you must provide evidence of your authority to attend the Annual Meeting and vote on behalf of such Shareholder.
Q:
What do I do if I want to change my vote after I have already voted by proxy?

A:
If you are a Shareholder of record at the close of business on the Record Date, you may change your vote at any time before the voting polls close at the Annual Meeting by:

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submitting a proxy with new voting instructions using the Internet or telephone voting system (please note, however, that the deadline for voting through the Internet or by telephone is 11:59 p.m. Eastern Time on May 19, 2020);

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delivering a later-dated, executed proxy card to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219;

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delivering a written notice of revocation of your proxy to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219; or

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attending the Annual Meeting and voting in person. Please note that attendance at the Annual Meeting will not by itself  (i.e., without also voting) revoke a previously granted proxy.

If you are a beneficial owner of shares held in street name and you have instructed your broker or other nominee to vote your shares, you must follow the procedure your broker or other nominee provides to change those instructions. You may also vote in person at the Annual Meeting if you obtain a “legal” proxy from your broker or other nominee.
Q:
What is a broker non-vote?

A:
A broker non-vote occurs when shares held by a broker, bank or other nominee on behalf of a beneficial owner are not voted with respect to a particular matter because the broker lacks discretionary authority to vote the shares and has not received voting instructions from the beneficial owner. Brokers, banks and other nominees only have discretionary authority to vote on routine proposals; they are prohibited from voting on non-routine proposals without instructions from the beneficial owner. The ratification of the independent auditor (Proposal 2) is the only routine matter on which brokers, banks and other nominees may vote in their discretion on behalf of beneficial owners who have not provided voting instructions. The election of directors (Proposal 1) and the advisory vote to approve our named executive officer compensation (Proposal 3) are non-routine matters. If a broker returns a proxy with a voting choice selected for a routine proposal but with no voting choice selected for a non-routine proposal, the result is a broker non-vote. Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum at the meeting, but are not considered votes cast and will have no impact on non-routine matters. Accordingly, we do not expect there to be any broker non-votes for Proposal 2 and broker non-votes will not be counted as votes either “FOR” or “AGAINST” Proposals 1 and 3.

Q:
What constitutes a quorum?

A:
The holders of a majority of the outstanding Class A, Class B and Class C shares entitled to vote and represented in person or by proxy shall constitute a quorum at the Annual Meeting.

Your shares will be counted as present at the Annual Meeting if:
•
you are present and vote in person at the meeting; or

•
you, or your broker if you are a beneficial owner of shares held in street name, have submitted a properly executed proxy.

Executed proxies received but marked as abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum.
Q:
What vote is required to approve the proposals discussed in this proxy statement?

A:
The following table sets forth certain information with respect to the proposals to be voted upon at the Annual Meeting:

Proposal	Voting Options	Vote Required for Approval of Proposal
To elect two Class I directors to serve on the Board until the 2023 annual meeting.	You may vote “FOR”, or you may “WITHHOLD” authority to vote for, all, some or none of the nominees for director.
Directors will be elected by a plurality of the votes cast, in person or by proxy, by the holders of our Class A, Class B and Class C shares. Abstentions and broker non-votes are not considered votes cast and will have no effect on the election of directors.

To ratify the appointment of PricewaterhouseCoopers LLP as PAA’s and PAGP’s independent registered public accounting firm for the fiscal year ending December 31, 2020.	You may vote “FOR” or “AGAINST” the proposal, or you may “ABSTAIN” from voting.
This proposal must receive a majority of the votes cast, in person or by proxy, by the holders of the Class A, Class B and Class C shares present and entitled to vote, voting as a single class. Abstentions will be counted as votes present and entitled to vote and will have the same effect as votes “AGAINST” this proposal. We do not expect there to be any broker non-votes for this proposal.

To approve, on a non-binding advisory basis, our named executive officer compensation.	You may vote “FOR” or “AGAINST” the proposal, or you may “ABSTAIN” from voting.
This proposal must receive a majority of the votes cast, in person or by proxy, by the holders of the Class A, Class B and Class C shares present and entitled to vote, voting as a single class. Abstentions will be counted as votes present and entitled to vote and will have the same effect as votes “AGAINST” this proposal. Broker non-votes are not considered votes cast and will have no effect on the outcome of this proposal.

Q:   Who covers the expense of the proxy solicitation?
A:
The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. In addition to the use of the mail, proxies may be solicited by PAGP GP’s directors and officers, as well as by employees of Plains All American GP LLC (“GP LLC”), without additional remuneration, by mail, phone, fax or in person. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our shares as of the Record Date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares electronically, via the Internet or by telephone, or by signing and returning the enclosed proxy card will help to avoid additional expenses. We have hired Georgeson LLC to solicit proxies for a fee of  $9,000 plus reasonable expenses for additional services.

Q:
What if I do not mark a voting choice for some of the matters listed on my proxy card?

A:
If you return a signed proxy card without indicating your voting choice, your shares will be voted in accordance with the Board’s recommendation for each proposal with respect to which a voting choice is not indicated.

Q:
Who will tabulate and certify the vote?

A:
American Stock Transfer & Trust Company, LLC will tabulate and certify the vote, and will have a representative present at the Annual Meeting to act as the independent inspector of elections for the Annual Meeting.

PROPOSAL 1 — ELECTION OF CLASS I DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE ELECTION OF EACH OF ALEXANDRA PRUNER AND LAWRENCE ZIEMBA
AS A CLASS I DIRECTOR OF OUR GENERAL PARTNER’S BOARD OF DIRECTORS.
Board and Governance Structure
Summary of Recent Changes.   Investors have voiced a preference for certain governance practices, and over the course of the last four years, our board and governance structure has evolved and changed in ways that we believe are meaningfully beneficial to investors. Highlights of some of the key changes are as follows:
•
In November 2016, we replaced our dual board structure for PAA and PAGP with a unified governance structure that resulted in the Board being solely responsible for the governance of PAA, Plains AAP, L.P. (“AAP”) and PAGP;

•
Also in November 2016, we amended our governing documents to enfranchise all shareholders of PAGP and all public common unitholders and Series A preferred unitholders of PAA by providing for shareholder elections of directors commencing in 2018 (directors divided into three classes with independent directors in each class subject to elections on a staggered three year rolling basis);

•
We recently amended our governing documents to require that a majority of our Board satisfy the NYSE independence requirements, despite the fact that as a limited partnership we are exempt from such requirement;

•
Since December 2018, the number of independent directors on our board, and correspondingly the number of directors subject to elections, has increased from six to eight, and the number of designated directors has decreased from three to one,1 bringing the total number of independent directors currently subject to election to eight out of 12, or approximately 67%2;

•
We recently amended our governing documents to create a strong lead director role in connection with the retirement of our former Chairman and the re-combination of the roles of Chairman and CEO; and

•
During 2019, our governance committee led the Board through a comprehensive board assessment, refreshment and succession planning process that included a skills and needs assessment, the development of a formal board succession plan and director performance evaluations; as a part of this effort, we have added two new independent directors who bring diversity of experience and gender to our Board.

1
Under our governing documents, as of January 1, 2019 three parties (affiliates of Kayne Anderson Investment Management, Inc. (“Kayne Anderson”), Occidental Petroleum Corporation (“Occidental”) and EMG Investment, LLC (“EMG”)) held a previously negotiated legacy contractual right to designate a director to serve on the Board for so long as such party and its affiliates maintained a 10% “qualifying ownership interest” in AAP (as defined in our governing documents). During 2019, Occidental sold all of its interest in AAP and EMG’s interest dropped below the 10% threshold, which resulted in both entities losing the right to designate a director and the removal of their previously appointed directors from the Board. EMG’s previously appointed director, John Raymond, was subsequently re-appointed to the Board and determined to be independent under applicable NYSE rules. Kayne Anderson continues to hold the right to designate a director and their designated director is Robert Sinnott, whose independence has not been assessed by the Board.

2
One of our independent Board members, Everardo Goyanes, passed away unexpectedly on March 30, 2020, reducing the total number of directors from 13 to 12. The Board has not yet taken any action on the resulting vacancy. Mr. Goyanes, who served as chairman of the audit committee until December 31, 2019, also served as a Class I Director and had been nominated by the Board to stand for re-election at the 2020 Annual Meeting.

General Overview and Board Makeup.   Our Board has responsibility for managing the business and affairs of PAGP, PAA and AAP. Subject to limited exceptions, the Board may consist of up to 13 members, including the CEO, who currently serves as Chairman of the Board. As contemplated by our governing documents, because the roles of CEO and Chairman of the Board are held by the same person, the Board has designated one of our independent directors (Bobby Shackouls) to serve as Lead Director. Our governing documents also require that at least a majority of directors must meet the independence requirements of the national securities exchange on which the securities of PAA and PAGP are listed (currently the NYSE).
The Board is divided into three staggered classes (excluding those directors who are also officers or employees of GP LLC), as set forth below. At each annual meeting, only the eligible directors of a class whose term is expiring (i.e., directors of such class who are not “designated” directors) will be up for election and, upon election, the elected directors in that class will serve for a term of three years, subject to a director’s earlier resignation, death or removal. If a director is elected to the Board to fill a vacancy, that director will have the same remaining term as his or her predecessor.
	Independent	Audit Committee	Compensation Committee	Governance Committee	Chairman of the Board	Lead Director
Class I Directors (Term expires 2020)
Alexandra Pruner*
Lawrence M. Ziemba*
J. Taft Symonds (Not standing for re-election)
Class II Directors (Term expires 2022)
Victor Burk		★
Gary R. Petersen
Robert V. Sinnott(1)			★
Class III Directors (Term expires 2021)
John T. Raymond
Bobby S. Shackouls				★
Christopher M. Temple
Other Directors (Not part of a Class)
Greg L. Armstrong, Senior Advisor to the CEO (former Chairman of the Board and CEO)
Willie Chiang, Chairman of the Board and CEO
Harry N. Pefanis, President and Chief Commercial Officer
*
Nominated by the Board for re-election at the 2020 Annual Meeting.

Determined by the Board to be independent under applicable NYSE and/or SEC rules.

Designated Director — independence has not been assessed by the Board.

Committee Member

Committee Chairman

Chairman of the Board

Lead Director

(1)
Mr. Sinnott serves as Kayne Anderson’s designated director.

As described in the summary highlights above, since 2016, the Board has taken numerous meaningful steps to provide PAGP shareholders and PAA unitholders the right to vote for members of the Board. At a special meeting of PAGP shareholders called by the Board and held in November 2016 in connection with our simplification transaction (the “Simplification Transaction”), our shareholders overwhelmingly approved the following changes to our governing documents, among others:
•
the implementation of a unified governance structure for PAA and PAGP that resulted in the Board being responsible for the governance of PAGP, AAP and PAA; and

•
the division of the Board into three classes and the commencement of shareholder elections of directors by class starting in 2018, with the participation and enfranchisement of all shareholders of PAGP and all public common unitholders and Series A preferred unitholders of PAA.

These features distinguish PAGP and PAA from many of their midstream master limited partnership peers. It is important to note that while not all directors are subject to election each year, the director designation rights held by Kayne Anderson, Occidental and EMG as of the beginning of 2019 represented fundamental legacy governance rights that such investors were legally and contractually entitled to exercise for so long as they maintained their 10% qualifying ownership interest in AAP. During 2019, the ownership interests of Occidental and EMG dropped below the 10% qualifying threshold and the director positions previously occupied by such investors’ designees are now subject to shareholder election. The Board currently includes only one designated director (Robert Sinnott). It should also be noted that while Messrs. Chiang (Chairman and CEO), Armstrong (former Chairman and CEO) and Pefanis (President and Chief Commercial Officer) are not subject to shareholder election, they are accountable to and serve at the discretion of the Board, approximately 67% of which is independent and currently subject to shareholder elections. Together with the alignment of interests among investors that was created through the elimination of PAA’s incentive distribution rights in connection with the Simplification Transaction, the Board put in place an overall governance structure that vastly improved the governance rights of our investors and which we believe is regarded by many as a structure that, together with other factors, produces a degree of alignment with our investors that places us at the top of our master limited partnership peers for the midstream sector regarding governance structure and rights. The Board believes that the continued implementation of the modified governance structure as approved by PAGP’s shareholders, together with honoring and abiding by the contractual rights of our largest investors, is in line with the will and expectations of investors in PAA and PAGP.
Director and Nominee Experience and Qualifications
With respect to any director nominations made by the Board in connection with director elections or in the event of a vacancy with respect to directors other than a designated director, in each case to the extent requested by the Chairman of the Board, the governance committee assists in identifying and screening potential candidates. The governance committee makes its recommendations based on an assessment of the skills, experience and characteristics of the candidate in the context of the needs of the Board. Although the governance committee does not have a formal policy with regard to the consideration of diversity in identifying and assessing director nominees, it has considered and will continue to consider diversity in a number of areas (including diversity of gender, race, ethnicity, experience and expertise) in connection with the process of identifying and assessing potential Board candidates.
During 2019, the governance committee led the Board through a board assessment, refreshment and succession planning process. This process included (i) an assessment of the skills, background and experience of our directors, which was used to identify potential enhancement areas relative to the ideal mix of skills, background and experience for our board, (ii) the development of a board succession plan that identifies near and longer-term actions, including the development of succession plans for each board committee, and (iii) an evaluation by each director of the performance of every other director in a variety of categories that directly impact overall board performance and effectiveness. The governance committee also oversees the Board’s annual self-assessment process.
In evaluating director nominees and in reviewing the qualifications and experience of the directors continuing in office, the governance committee and Board considers a variety of factors, including independence, financial literacy, personal and professional accomplishments and experience in light of the needs of the company. For incumbent directors, factors also include past performance on the Board. The Board has determined that it is beneficial to have individuals on the Board with the following skills, experiences, and characteristics:
• Public Company Experience (Officer/Director) • Finance/Accounting • Business Development/Strategy/Commercial • Legal/Governance/Government Relations • Operations/ Engineering/Construction	• Industry Experience (Upstream/Midstream/Downstream) • Private Equity • Diversity (gender, race or ethnicity) • International • Cybersecurity/IT
Class I Directors Standing for Election at this Annual Meeting
The Board proposes that Ms. Pruner and Mr. Ziemba, current non-designated Class I directors, be elected to serve until the 2023 annual meeting. Ms. Pruner and Mr. Ziemba have consented to serve if elected. If either of them becomes unavailable to serve as a director prior to the Annual Meeting, the Board may designate a substitute nominee, or the Board may decide to reduce the size of the Board. In the case of a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.
ALEXANDRA PRUNER Independent PAGP/PAA Director since 2018 Committees: Audit
Alexandra Pruner, age 58, has served as a director of PAGP GP since December 2018. Ms. Pruner has served as a Senior Advisor of Perella Weinberg Partners (“PWP”), a global independent advisory firm providing strategic and financial advice and asset-management services, and its energy division, Tudor, Pickering, Holt & Co., since December 2018. She previously served as Partner and Chief Financial Officer of PWP from December 2016 through November 2018. She served as CFO and a member of the Management Committee at Tudor, Pickering, Holt & Co. from the firm’s founding in 2007 until its combination with PWP in 2016. Ms. Pruner served as a director and member of the Audit Committee of Anadarko Petroleum Corporation from December 2018 until August 2019. She has also served as a director of NRG Energy, Inc. since October 2019 and as a director of Encino Acquisition Partners, LLC since November 2019. She is the founder and a board member of Women’s Global Leadership Conference in Energy & Technology, is an Emeritus Director of the Amegy Bank Development Board, and is Chair of Brown University’s President’s Advisory Council on the Economics Department. She also serves on the Board of the Houston Zoo, among other volunteer efforts. Ms. Pruner holds a BA in Economics from Brown University. The Board has determined that Ms. Pruner is “independent” under applicable NYSE rules and qualifies as an “Audit Committee Financial Expert.” Ms. Pruner’s extensive experience in the energy industry from a variety of perspectives, along with her strong finance and investment banking background, make her uniquely qualified to serve on the Board.

Board Qualifications:
•
Public Company Experience

•
Finance/Accounting

•
Business Development/Strategy/Commercial

•
Legal/Governance/Government Relations

•
Industry Experience

•
Diversity

•
International

•
Cybersecurity/IT

LAWRENCE ZIEMBA Independent PAGP/PAA Director since 2020
Lawrence M. Ziemba, age 64, has served as a director of PAGP GP since January 2020. Mr. Ziemba served as Executive Vice President, Refining, and a member of the executive committee of Phillips 66 from May 2012 until his retirement in December 2017. From 2001 to May 2012, he served in various downstream positions with ConocoPhillips, including most recently as President, Global Refining, and a member of the executive committee. He also held various positions of increasing responsibility with Tosco/Unocal from 1977 to 2001. He has held a number of industry leadership positions, including with API and AFPM. He currently serves on the board of directors of PBF Logistics GP LLC. He also serves on the board of trustees of Duchesne Academy in Houston, where he chairs the finance committee. Mr. Ziemba received a BS in mechanical engineering from the University of Illinois — Champaign and an MBA from the University of Chicago. The Board has determined that Mr. Ziemba is “independent” under applicable NYSE rules. We believe that his operations, technical and project management expertise, coupled with his business sense and understanding of strategic positioning in the energy space, adds a diverse operating and downstream perspective to the Board.

Board Qualifications:
•
Public Company Experience

•
Finance/Accounting

•
Business Development/Strategy/Commercial

•
Legal/Governance/Government Relations

•
Operations/Engineering/Construction

•
Industry Experience

•
International

Other Directors Not Standing for Election at this Annual Meeting
Class II Directors (terms expire in 2022):
VICTOR BURK Independent PAGP/PAA Director since 2010 Committees: Audit (chair)
Victor Burk, age 70, has served as a director of PAGP GP since January 2014. He has been a Managing Director for Alvarez and Marsal, a privately owned professional services firm, since April 2009. From 2005 to 2009, Mr. Burk was the global energy practice leader for Spencer Stuart, a privately owned executive recruiting firm. Prior to joining Spencer Stuart, Mr. Burk served as managing partner of Deloitte & Touche’s global oil and natural gas group from 2002 to 2005. He began his professional career in 1972 with Arthur Andersen and served as managing partner of Arthur Andersen’s global oil and natural gas group from 1989 until 2002. Mr. Burk served on the board of directors and audit committee of EV Management, LLC, the ultimate general partner of EV Energy Partners, L.P., a publicly traded limited partnership engaged in the acquisition, development and production of oil and natural gas, from September 2006 until June 2018. Mr. Burk served as a director and as chairman of the audit committee of PNGS GP LLC, the general partner of PAA Natural Gas Storage, L.P., from April 2010 through December 2013. Mr. Burk also serves as a board member of the Sam Houston Area Council of the Boy Scouts of America. He received a BBA in Accounting from Stephen F. Austin State University, graduating with highest honors. The Board has determined that Mr. Burk is “independent” under applicable NYSE rules and qualifies as an “Audit Committee Financial Expert.” We believe that Mr. Burk’s background, spanning over 30 years of extensive public accounting and consulting experience in the energy industry, coupled with his demonstrated leadership abilities, bring valuable experience and insight to the Board.

Board Qualifications:
•
Public Company Experience

•
Finance/Accounting

•
Business Development/Strategy/Commercial

•
Legal/Governance/Government Relations

•
Industry Experience

•
International

GARY R. PETERSEN Independent PAGP/PAA Director since 2001 Committees: Compensation Governance
Gary R. Petersen, age 73, has served as a director of PAGP GP since November 2016. He served as a director of PAA’s general partner from June 2001 until November 2016. Mr. Petersen is a Managing Partner of EnCap Investments L.P., an investment management firm which he co-founded in 1988. He also served as a director of EV Energy Partners, L.P. from September 2006 until June 2018. He had previously served as Senior Vice President and Manager of the Corporate Finance Division of the Energy Banking Group for RepublicBank Corporation. Prior to his position at RepublicBank, he was Executive Vice President and a member of the Board of Directors of Nicklos Oil & Gas Company from 1979 to 1984. He served from 1970 to 1971 in the U.S. Army as a First Lieutenant in the Finance Corps and as an Army Officer in the Army Security Agency. He is a member of the Independent Petroleum Association of America, the Houston Producers Forum and the Petroleum Club of Houston. Mr. Petersen holds BBA and MBA degrees in finance from Texas Tech University. The Board has determined that Mr. Petersen is “independent” under applicable NYSE rules. Mr. Petersen has been involved in the energy sector for a period of more than 35 years, garnering extensive knowledge of the energy sectors’ various cycles, as well as the current market and industry knowledge that comes with management of approximately $18 billion of energy-related investments. In tandem with the leadership qualities evidenced by his executive background, we believe that Mr. Petersen brings numerous valuable attributes to the Board.

Board Qualifications:
•
Public Company Experience

•
Finance/Accounting

•
Business Development/Strategy/Commercial

•
Legal/Governance/Government Relations

•
Industry Experience

•
Private Equity

•
International

ROBERT V. SINNOTT Designated Director — Independence Not Assessed PAGP/PAA Director since 1998 Committees: Compensation (chair)
Robert V. Sinnott, age 70, has served as a director of PAGP GP since October 2013. He served as a director of PAA’s general partner or former general partner from September 1998 until November 2016. Mr. Sinnott is Co-Chairman of Kayne Anderson Capital Advisors, L.P. (an investment management firm). He also served as a Managing Director from 1992 to 1996, Senior Managing Director from 1996 until 2010 and Chief Executive Officer and Chief Investment Officer from 2010 until 2016. He served as President of Kayne Anderson Investment Management, Inc., the general partner of Kayne Anderson Capital Advisors, L.P., until July 2019. Mr. Sinnott served as a director of Kayne Anderson Energy Development Company from 2006 through June 2013. He was Vice President and Senior Securities Officer of the Investment Banking Division of Citibank from 1986 to 1992, and previously held positions with United Energy Resources, a pipeline company, and Bank of America in its oil and gas finance department. Mr. Sinnott serves as vice-chairman of the board of directors of Kayne Anderson Acquisition Corp., a blank check company that intends to acquire and operate a business in the energy industry. He also serves as a director of California Resources Corporation. Mr. Sinnott received a BA from the University of Virginia and an MBA from Harvard. Mr. Sinnott’s extensive investment management background includes his current role of overseeing approximately $15 billion of energy-related investments. Coupled with his direct involvement in the energy sector, spanning more than 30 years, the breadth of his current market and industry knowledge is enhanced by the depth of his knowledge of the various cycles in the energy sector. We believe that as a result of his background and knowledge, as well as the attributes of leadership demonstrated by his executive experience, Mr. Sinnott brings substantial experience and skill to the Board.

Board Qualifications:
•
Public Company Experience

•
Finance/Accounting

•
Business Development/Strategy/Commercial

•
Legal/Governance/Government Relations

•
Industry Experience

•
Private Equity

Class III Directors (terms expire in 2021):
JOHN T. RAYMOND Independent PAGP/PAA Director since 2010 Committees: Compensation
John T. Raymond, age 49, has served as a director of PAGP GP since October 2013. He served as a director of PAA’s general partner from December 2010 until November 2016. Mr. Raymond is the founder and majority owner of The Energy & Minerals Group (“EMG”), which is the management company for a series of specialized private equity funds. EMG was founded in 2006 and focuses on investing across various facets of the global natural resource industry including the upstream and midstream segments of the energy complex. As of November 15, 2019, EMG had approximately $13 billion of regulatory assets under management and approximately $12 billion in commitments have been allocated across the energy sector since inception. From 1998 until founding EMG, Mr. Raymond held various executive leadership positions with several energy companies, including Plains Resources Inc. (the publicly traded predecessor company to Vulcan Energy), Plains Exploration and Production Company, Kinder Morgan, Inc. and Ocean Energy, Inc. From 1992 to 1998, he was a Vice President with Howard Weil Labouisse Friedrichs, Inc. Mr. Raymond has been a direct or indirect owner of PAA’s general partner since 2001 and served on the board of PAA’s general partner from 2001 to 2005. He serves on numerous other private company boards and currently serves on the board of NGL Energy Holdings LLC, the general partner of NGL Energy Partners, L.P. Mr. Raymond received a BSM degree from the A.B. Freeman School of Business at Tulane University with dual concentrations in finance and accounting and currently sits on the board of the Business School Council. He also serves as a director on the board of the American Heart Association and is a member of YPO. The Board has determined that Mr. Raymond is “independent” under applicable NYSE rules. We believe that Mr. Raymond’s experience with investment in and management of a variety of upstream and midstream assets and operations provides a valuable resource to the Board.

Board Qualifications:
•
Public Company Experience

•
Finance/Accounting

•
Business Development/Strategy/Commercial

•
Legal/Governance/Government Relations

•
Operations/Engineering/Construction

•
Industry Experience

•
Private Equity

•
International

BOBBY S. SHACKOULS Lead Director Independent PAGP/PAA Director since 2010 Committees: Governance (chair)
Bobby S. Shackouls, age 69, has served as a director of PAGP GP since January 2014 and as Lead Director since January 2020. Mr. Shackouls served as Chairman of Burlington Resources Inc. from 1997 until its acquisition by ConocoPhillips in 2006, and continued to serve on the ConocoPhillips Board of Directors until his retirement in May 2011. Prior thereto, Mr. Shackouls served as President and Chief Executive Officer of Meridian Oil, Inc., a wholly owned subsidiary of Burlington Resources, from 1994-1995, and as President and Chief Executive Officer of Burlington Resources from 1995 until 2006. Mr. Shackouls currently serves as a director and member of the audit and corporate governance committees of The Kroger Co., as a director, chairman of the compensation committee and member of the nominating and governance committee of Oasis Petroleum, and as a director and member of the audit committee of Quintana Energy Services. He served as a director and member of the audit committee of PNGS GP LLC, the general partner of PAA Natural Gas Storage, L.P., from April 2010 through December 2013. The Board has determined that Mr. Shackouls is “independent” under applicable NYSE rules. We believe that Mr. Shackouls’ extensive experience within the energy industry offers valuable perspective and, in tandem with his long history of leadership as the CEO of a public company, make him highly qualified to serve as a member of the Board.

Board Qualifications:
•
Public Company Experience

•
Finance/Accounting

•
Business Development/Strategy/Commercial

•
Legal/Governance/Government Relations

•
Operations/Engineering/Construction

•
Industry Experience

•
International

CHRISTOPHER M. TEMPLE Independent PAGP/PAA Director since 2009
Christopher M. Temple, age 52, has served as a director of PAGP GP since November 2016. He served as a director of PAA’s general partner from May 2009 until November 2016. He is President of DelTex Capital LLC (a private investment firm) and serves as an Operating Executive/Consultant to Tailwind Capital. He served as Chairman of Brawler Industries, LLC, a Midland, Texas based distributor of engineered plastics used in the exploration and production of oil and gas, from September 2012 to July 2016. As part of his role as an Operating Executive with Tailwind Capital, Mr. Temple serves on the board of HMT Tank, LLC, a provider of above-ground storage tank products and services, as well as the board of Loenbro, Inc., an industrial services and construction contractor. He also serves on the board and is chairman of the audit committee of Owl Rock Capital Corporation, Owl Rock Capital Corporation II and Owl Rock Technology Finance Corporation, each of which are Business Development Companies providing debt and equity financing to middle-market companies across a variety of industries. Mr. Temple served as the President of Vulcan Capital, the private investment group of Vulcan Inc., from May 2009 until December 2009 and as Vice President of Vulcan Capital from September 2008 to May 2009. Mr. Temple served on the board of directors and audit committee of Clear Channel Outdoor Holdings from April 2011 through May 2017. Mr. Temple previously served on the board of directors and audit committee of Charter Communications, Inc. from November 2009 through January 2011. Prior to joining Vulcan in September 2008, Mr. Temple served as a managing director at Tailwind Capital LLC from May to August 2008. Prior to joining Tailwind, Mr. Temple was a managing director at Friend Skoler & Co., Inc. from May 2005 to May 2008. From April 1996 to December 2004, Mr. Temple was a managing director at Thayer Capital Partners. Additionally, Mr. Temple was a licensed CPA serving clients in the energy sector with KPMG in Houston, Texas from 1989 to 1993. Mr. Temple holds a BBA, magna cum laude, from the University of Texas and an MBA from Harvard. The Board has determined that Mr. Temple is “independent” under applicable NYSE rules. Mr. Temple has a broad investment management background across a variety of business sectors, as well as experience in the energy sector. We believe that this background, along with the leadership attributes indicated by his executive experience, provide an important source of insight and perspective to the Board.

Board Qualifications:
•
Public Company Experience

•
Finance/Accounting

•
Business Development/Strategy/Commercial

•
Legal/Governance/ Government Relations

•
Operations/Engineering/Construction

•
Industry Experience

•
Private Equity

•
Cybersecurity/IT

Other Directors (not part of a Class):
GREG L. ARMSTRONG Not Independent PAGP/PAA Director since 1998 Former Chairman and CEO
Greg L. Armstrong, age 61, has served as a director of PAGP GP since 2013. He has also served as Senior Advisor to the CEO since January 1, 2020. Mr. Armstrong served as Chairman of the Board of PAGP GP from July 2013 until January 2020 and as Chief Executive Officer of PAGP GP from July 2013 until his retirement in October 2018. He also served as Chief Executive Officer of GP LLC from PAA’s formation in 1998 until his retirement from that position in October 2018. He served as a director of PAA’s general partner or former general partner from PAA’s formation until November 2016 when the Board of PAGP GP assumed responsibility for PAA in addition to PAGP and AAP. In addition, he was President, Chief Executive Officer and director of Plains Resources Inc. from 1992 to May 2001 and served in various roles of increasing responsibility from 1981 to 1992. Mr. Armstrong is a director and Chairman of the Federal Reserve Bank of Dallas, and a director of National Oilwell Varco, Inc. Mr. Armstrong is also a member of the advisory board of the Maguire Energy Institute at the Cox School of Business at Southern Methodist University, a member of the adjunct faculty for the University of Oklahoma’s Executive MBA in Energy program and is the Immediate Past Chairman of the National Petroleum Council.

Board Qualifications:
•
Public Company Experience

•
Finance/Accounting

•
Business Development/Strategy/Commercial

•
Legal/Governance/Government Relations

•
Operations/Engineering/Construction

•
Industry Experience

•
International

WILLIE CHIANG Not Independent PAGP/PAA Director since 2017 Chairman and CEO
Willie Chiang, age 59, has served as a director of PAGP GP since February 2017, as Chief Executive Officer of PAGP GP and GP LLC since October 2018 and as Chairman of the Board since January 2020. He served as Executive Vice President and Chief Operating Officer of PAGP GP and GP LLC from January 2018 until October 2018. He also served as Executive Vice President and Chief Operating Officer (U.S.) of PAGP GP and GP LLC from August 2015 through December 2017. Prior to joining Plains, Mr. Chiang served as Executive Vice President — Operations for Occidental Petroleum Corporation from 2012 until 2015. From 1996 until 2012, he served in various positions at ConocoPhillips, including most recently as Senior Vice President — Refining, Marketing, Transportation and Commercial. He serves as chair of the Society for the Performing Arts and as chair of the finance committee for the United Way of Greater Houston. He received a BS in Mechanical Engineering from South Dakota School of Mines and Technology and completed the Advanced Management Program at the University of Pennsylvania.

Board Qualifications:
•
Public Company Experience

•
Finance/Accounting

•
Business Development/Strategy/Commercial

•
Legal/Governance/Government Relations

•
Operations/Engineering/Construction

•
Industry Experience

•
International

•
Diversity

HARRY N. PEFANIS Not Independent PAGP/PAA Director since 2017 President and Chief Commercial Officer
Harry N. Pefanis, age 62, has served as a director of PAGP GP since February 2017 and as President and Chief Commercial Officer of PAGP GP and GP LLC since January 2018. He served as President and Chief Operating Officer of GP LLC from PAA’s formation in 1998 through December 2017, and as President and Chief Operating Officer of PAGP GP from July 2013 through December 2017. He was also a director of PAA’s former general partner. In addition, he was Executive Vice President — Midstream of Plains Resources from May 1998 to May 2001. He previously served Plains Resources as: Senior Vice President from February 1996 until May 1998; Vice President — Products Marketing from 1988 to February 1996; Manager of Products Marketing from 1987 to 1988; and Special Assistant for Corporate Planning from 1983 to 1987. Mr. Pefanis was also President of several former midstream subsidiaries of Plains Resources prior to PAA’s formation. Mr. Pefanis is a director of Settoon Towing. He also serves as lead independent director of Oasis Midstream Partners, L.P.

Board Qualifications:
•
Public Company Experience

•
Finance/Accounting

•
Business Development/Strategy/Commercial

•
Legal/Governance/Government Relations

•
Operations/Engineering/Construction

•
Industry Experience

CORPORATE GOVERNANCE AND RELATED MATTERS
Our Management and Governance
We own a 100% managing member interest in GP LLC, which owns a non-economic general partner interest in AAP. As of March 23, 2020, we also owned, directly and through GP LLC, a 74.5% limited partner interest in AAP, which directly owns approximately 248.4 million of PAA’s outstanding common units (representing approximately 31% of PAA’s outstanding common units and Series A preferred units combined). AAP is the sole member of PAA GP LLC, which directly holds the non-economic general partner interest in PAA. PAGP GP holds a non-economic general partner interest in us and manages our operations and activities. We own a 77% membership interest in PAGP GP and the balance of the membership interests in PAGP GP are owned by various individuals and entities. The Board has responsibility for managing the business and affairs of PAGP, PAA and AAP.
We and our general partner have no employees. All of our officers and other personnel necessary for our business to function (to the extent not out-sourced) are employed by GP LLC. All of the officers of our general partner are also officers of GP LLC. Our general partner’s executive officers spend the substantial majority of their time managing the business of PAA, which benefits us as PAA’s performance will determine our success. We estimate that these officers spend less than 10% of their time on our business, as distinct from PAA’s business. The actual time devoted by these officers to managing our business as well as PAA’s will fluctuate as a result of the relative activity level between the two entities.
Our Class A shareholders are limited partners and do not directly or indirectly participate in our management or operation. Unlike holders of common stock in a corporation, our shareholders have only limited voting rights on matters affecting our business or governance, subject in all cases to any specific shareholder rights contained in our partnership agreement. In connection with the Simplification Transactions completed in November 2016, we expanded the voting rights of our shareholders to include the election of directors and, in 2018, we began holding annual meetings for this purpose. For a description of the steps we have taken to expand the voting rights of our shareholders, as well as a description of our Board structure and information regarding the election of Directors, see “Proposal 1 — Election of Class I Directors — Board and Governance Structure” above.
Board Leadership Structure and Role in Risk Oversight
Effective with the retirement of Mr. Armstrong as Chairman of the Board at the end of 2019, after carefully considering the issue over the course of several meetings, our Board determined that it was in the best interests of PAGP and PAA to re-combine the offices of CEO and Chairman of the Board, and Mr. Chiang assumed the role of Chairman of the Board while continuing to serve as CEO. The Board also approved an amendment to our governing documents that established a strong Lead Director role, requires that one of our independent directors serve as the Lead Director for so long as the CEO and Chairman roles are held by the same person, and clearly delineates the respective responsibilities of the Chairman and the Lead Director. The Board has no set policy with respect to the separation of the offices of Chairman and CEO; rather, the Board believes it is in the best interests of PAA and PAGP for the Board to review ongoing conditions and circumstances and to make an appropriate determination to separate, or maintain as combined, the CEO and Chairman roles at the time a new CEO succeeds the current CEO, or upon a significant change in circumstances. In connection with the re-combination of the Chairman and CEO roles effective January 1, 2020, the Board appointed Mr. Shackouls to serve as Lead Director.
The management of enterprise-level risk (ELR), including cybersecurity risks, may be defined as the process of identifying, managing and monitoring events that present opportunities and risks with respect to the operation of our business and the creation of value for our shareholders. The Board has delegated to management the primary responsibility for ELR management, while the Board has retained responsibility for oversight of management in that regard. Management provides a formal ELR assessment to the Board at least once every year.
We believe that our Board leadership structure supports the Board’s risk oversight function by facilitating open and regular communication between management and the directors, which allows informed oversight of management’s processes for identifying and managing significant risks and their impact on

PAA’s business. For example, in connection with its ongoing management and assessment of the risks facing PAA as a result of the impacts to its business resulting from the COVID-19 pandemic and OPEC related matters, management has assembled a cross-disciplinary crisis management team, which includes all of our executive officers, that is continuously monitoring the rapidly evolving situation. Executive management has been in regular communication with the Board, has had several meetings with the Board and has provided numerous updates and related information to the Board regarding the assessment and management of the significant risks to PAA and its business. In addition, the CEO/Chairman has been in regular contact with the Lead Director to make sure the Board is receiving the information it needs and has the opportunity to provide feedback and input to management, in each case as required for the Board to discharge its oversight role with respect to the risks facing PAA and its business in the current environment.
Non-Management Executive Sessions and Shareholder Communications
Non-management directors meet in executive session in connection with each regular Board meeting. During 2019, the Chairman of the Board acted as presiding director at each such regularly scheduled executive session. Beginning in 2020, these sessions have been and will continue to be presided over by the Lead Director. As circumstances warrant, non-management directors may also meet in executive sessions of special meetings of the Board.
Interested parties can communicate directly with non-management directors by mail in care of the General Counsel and Secretary or in care of the Vice President of Internal Audit at Plains All American Pipeline, L.P., 333 Clay Street, Suite 1600, Houston, Texas 77002. Such communications should specify the intended recipient or recipients. Commercial solicitations or communications will not be forwarded.
Independence Determinations and Audit Committee
Because we are a limited partnership, the listing standards of the NYSE do not require that we or our general partner have a majority of independent directors on the Board, or that we establish or maintain a nominating or compensation committee of the Board. Nonetheless, we recently modified the PAGP GP LLC Agreement to require that our Board have a majority of independent directors, and, as described further below, we have a compensation committee as well as a governance committee that effectively performs the functions of a nominating committee. We are required to have an audit committee consisting of at least three members, and each member of the audit committee is required to be “independent” as defined in applicable NYSE and SEC rules.
To be considered independent under NYSE listing standards, our Board must determine that a director has no material relationship with us other than as a director. The standards specify the criteria by which the independence of directors will be determined, including guidelines for directors and their immediate family members with respect to employment or affiliation with us or with our independent public accountants. Although the Board has not assessed the independence of our designated director (Mr. Sinnott), the Board has assessed the independence of the eight directors that are not current or former members of management (Messrs. Burk, Petersen, Raymond, Shackouls, Symonds, Temple, Ziemba and Ms. Pruner) and has concluded that all of such directors are independent under applicable NYSE and/or SEC standards.
Our audit committee reviews our external financial reporting, engages our independent auditors, and reviews the adequacy of our internal accounting controls. The charter of our audit committee is available on our website. See “— Meetings and Other Information” for information on how to access or obtain copies of this charter. The Board has determined that each member of our audit committee (Messrs. Burk (chair), Symonds and Ms. Pruner) is (i) “independent” under applicable NYSE and SEC rules, (ii) financially literate, and (iii) an “Audit Committee Financial Expert,” as that term is defined in Item 407 of Regulation S-K.
Compensation Committee; Compensation Committee Interlocks and Insider Participation
Although not required by NYSE listing standards, we have a compensation committee that reviews and makes recommendations to the Board regarding the compensation for the executive officers and administers our equity compensation plans for officers and key employees. The compensation committee has delegated limited authority to the CEO to administer our long-term incentive plans with respect to employees and non-Section 16 officers below the Senior Vice President level. The charter of our compensation committee is available on our website. See “— Meetings and Other Information” for information on how to access or obtain copies of this charter. The compensation committee currently consists of Messrs. Sinnott (chair), Petersen and Raymond. Under applicable stock exchange rules, none of the members of our compensation committee are required to be “independent.” Although the Board has not assessed the independence of Mr. Sinnott given his status as a designated director, the Board has determined that Messrs. Petersen and Raymond are independent under applicable stock exchange rules. The compensation committee has the sole authority to retain any compensation consultants to be used to assist the committee. During 2019, the compensation committee engaged Meridian Compensation Partners, LLC to conduct an independent review and benchmark study of our executive compensation program and practices. See “Compensation Discussion and Analysis” below for more information.
During 2019, none of the members of the compensation committee was an officer or employee of ours or any of our subsidiaries, or served as an officer of any company with respect to which any of our executive officers served on such company’s board of directors. In addition, none of the members of the compensation committee are former employees of ours or any of our subsidiaries. Mr. Petersen is associated with EnCap, Mr. Raymond is associated with EMG and Mr. Sinnott is associated with Kayne Anderson and its affiliates. We have relationships with certain of these entities. See “Certain Relationships and Related Transactions.”
Governance and Other Committees
Although not required by NYSE listing standards, we also have a governance committee that periodically reviews our governance guidelines and other governance policies and documents, oversees the Board’s annual assessment process, and assists with identifying and assessing director nominees among other governance related matters. The charter of our governance committee is available on our website. See “— Meetings and Other Information” for information on how to access or obtain copies of this charter. The governance committee currently consists of Messrs. Shackouls (chair), Petersen and Symonds. Under applicable stock exchange rules, none of the members of our governance committee are required to be “independent;” however, the Board has determined that all of the current members of our governance committee are independent under applicable stock exchange rules.
Our partnership agreement provides for the establishment of a conflicts committee as circumstances warrant to review conflicts of interest between us and our limited partners, on the one hand, and our general partner, its owners and their respective affiliates, on the other hand. Such committee would consist of a minimum of two independent, non-employee members of the Board. Our partnership agreement provides that any matters approved by the conflicts committee will be conclusively deemed to be fair and reasonable to us, approved by all of our partners, and not a breach by our general partner of any duties owed to us or our shareholders. See “Certain Relationships and Related Transactions — Review, Approval or Ratification of Transactions with Related Persons.”
Our general partner is liable for all of our debts (to the extent not paid from our assets), except for indebtedness or other obligations that are made specifically non-recourse to it. Our general partner has the sole discretion to incur indebtedness or other obligations on our behalf on a non-recourse basis to the general partner. Although our general partner has not exercised such discretion in the past, it may do so in the future.
Meetings and Other Information
	Board	Audit Committee	Compensation Committee	Governance Committee
Number of Formal Meetings	7	10	2	1
In addition to these formal meetings, members of our compensation committee and governance committee held numerous conference calls and discussions throughout the year on various compensation and governance related matters. All directors have access to members of management, and a substantial amount of information transfer and informal communication occurs between meetings. None of our directors attended fewer than 75% of the aggregate number of meetings of the Board and applicable committees of the Board on which the director served. We do not have a policy regarding Board member attendance at annual meetings; five Board members attended the 2019 annual meeting.
All of our standing committees have charters. Our committee charters and governance guidelines, as well as our Code of Business Conduct (which describes our Core Values) and our Code of Ethics for Senior Financial Officers (which applies to our principal executive officer, principal financial officer and principal accounting officer), are available under the Structure and Governance tab in the Investor Relations section of our Internet website at http://www.plainsallamerican.com. We intend to disclose any amendment to or waiver of the Code of Ethics for Senior Financial Officers and any waiver of our Code of Business Conduct on behalf of an executive officer or director either on our Internet website or in an 8-K filing.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of such equity securities. Such persons are also required to furnish us with copies of all Section 16(a) forms that they file. Such reports are accessible on or through our Internet website at http://www.plainsallamerican.com.
Based solely upon a review of the copies of Forms 3, 4 and 5 furnished to us, or written representations from certain reporting persons that no Forms 5 were required, we believe that our executive officers and directors complied with all filing requirements with respect to transactions in our equity securities during 2019.

EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our executive officers (for purposes of Item 401(b) of Regulation S-K) as of the date of this proxy statement. Executive officers are appointed by the Board. There is no family relationship between any executive officer and director.
Name	Age (as of 3/23/20)	Position
Willie Chiang*	59	Chairman of the Board and Chief Executive Officer
Harry N. Pefanis*	62	President, Chief Commercial Officer and Director
Al Swanson	56	Executive Vice President and Chief Financial Officer
Richard K. McGee	59	Executive Vice President, General Counsel and Secretary
Chris R. Chandler	48	Executive Vice President and Chief Operating Officer
Jeremy L. Goebel	42	Executive Vice President — Commercial
Chris Herbold	47	Senior Vice President and Chief Accounting Officer

*
Biographical information for Messrs. Chiang and Pefanis is located under Proposal 1 — Election of Class I Directors.

Al Swanson has served as Executive Vice President and Chief Financial Officer of GP LLC since February 2011. He previously served as Senior Vice President and Chief Financial Officer from November 2008 through February 2011, as Senior Vice President — Finance from August 2008 until November 2008 and as Senior Vice President — Finance and Treasurer from August 2007 until August 2008. He served as Vice President — Finance and Treasurer from August 2005 to August 2007, as Vice President and Treasurer from February 2004 to August 2005 and as Treasurer from May 2001 to February 2004. In addition, he held finance related positions at Plains Resources including Treasurer from February 2001 to May 2001 and Director of Treasury from November 2000 to February 2001. Prior to joining Plains Resources, he served as Treasurer of Santa Fe Snyder Corporation from 1999 to October 2000 and in various capacities at Snyder Oil Corporation including Director of Corporate Finance from 1998, Controller — SOCO Offshore, Inc. from 1997, and Accounting Manager from 1992. Mr. Swanson began his career with Apache Corporation in 1986 serving in internal audit and accounting. Mr. Swanson also serves as Executive Vice President and Chief Financial Officer of PAGP GP.
Richard K. McGee has served as Executive Vice President, General Counsel and Secretary of GP LLC since February 2013. He served as Vice President, General Counsel and Secretary from March 2012 until February 2013 and served as Vice President and Deputy General Counsel from August 2011 through March 2012. He also served as Vice President — Legal and Business Development of PAA’s natural gas storage business from September 2009 through March 2012. From January 1999 to July 2009, he was employed by Duke Energy, serving as President of Duke Energy International from October 2001 through July 2009 and serving as general counsel of Duke Energy Services from January 1999 through September 2001. He previously spent 12 years at Vinson & Elkins L.L.P., where he was a partner with a focus on acquisitions, divestitures and development work for various clients in the energy industry. Mr. McGee also serves as Executive Vice President, General Counsel and Secretary of PAGP GP.
Chris R. Chandler has served as Executive Vice President and Chief Operating Officer of GP LLC since March 2019. He served as Senior Vice President — Strategic Planning and Acquisitions since joining Plains in May 2018 until March 2019. Mr. Chandler has more than 20 years of energy industry experience. Prior to joining Plains, he served in a number of leadership roles at Phillips 66, most recently as General Manager — Corporate Strategy, and previously as General Manager — Midstream Commercial and Business Development, as well as numerous leadership roles in refining. Mr. Chandler also serves as Executive Vice President and Chief Operating Officer of PAGP GP.
Jeremy L. Goebel has served as Executive Vice President — Commercial of GP LLC since March 2019. He served as Senior Group Vice President — Commercial from May 2018 to March 2019, as Senior Vice President — Acquisitions and Strategic Planning from April 2017 until May 2018, as Vice President — Acquisitions and Strategic Planning from July 2015 until April 2017, as Assistant Vice President — Lease

Supply from July 2014 until July 2015, and as Managing Director — Acquisitions and Strategic Planning from January 2013 until July 2014. Prior to joining Plains in 2013, he was employed by Simmons & Company International. Mr. Goebel has over 20 years of energy and investment banking experience. Mr. Goebel also serves as Executive Vice President — Commercial of PAGP GP.
Chris Herbold has served as Senior Vice President and Chief Accounting Officer of GP LLC since August 2018. He served as Vice President — Accounting and Chief Accounting Officer from August 2010 until August 2018. He served as Controller of PAA from 2008 until August 2010. He previously served as Director of Operational Accounting from 2006 to 2008, Director of Financial Reporting and Accounting from 2003 to 2006 and Manager of SEC and Financial Reporting from 2002 to 2003. Prior to joining PAA in April 2002, Mr. Herbold spent seven years working for the accounting firm Arthur Andersen LLP. Mr. Herbold also serves as Senior Vice President and Chief Accounting Officer of PAGP GP.

EXECUTIVE COMPENSATION
Compensation Committee Report
The compensation committee reviews and makes recommendations to the Board regarding the compensation for the executive officers and directors. In fulfilling its oversight responsibilities, the compensation committee reviewed and discussed the following Compensation Discussion and Analysis (sometimes referred to as “CD&A”) with management and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Robert V. Sinnott, Chairman
Gary R. Petersen
John T. Raymond
Compensation Discussion and Analysis
For 2019, our Named Executive Officers (sometimes referred to as “NEOs”) include our CEO, our President and Chief Commercial Officer, our CFO, and the three most highly compensated executive officers (other than our CEO and CFO). Our Named Executive Officers for 2019 include the following individuals:
•
Willie Chiang

•
Harry Pefanis

•
Al Swanson

•
Richard McGee

•
Chris Chandler

•
Jeremy Goebel

As a result of his request to not participate in the 2019 long-term incentive program, Mr. Pefanis is not one of the three most highly compensated executive officers, but he is included as a Named Executive Officer given the significance of his role (President and Chief Commercial Officer).
2019 Compensation Highlights
At our 2019 Annual Meeting, approximately 72% of the votes cast by our shareholders approved, on a non-binding advisory basis, the compensation paid to our Named Executive Officers for the year 2018 as described in our 2019 Proxy Statement. The compensation committee and the Board value the opinions of our shareholders and carefully consider the results of  “say on pay” votes and direct feedback received from investors, among a variety of other factors, when making future compensation decisions for our Named Executive Officers. The discussion set forth below in this Compensation Discussion and Analysis describes our current approach to executive compensation and includes a description of a variety of actions taken and adjustments made with respect to our executive compensation program with the objective of achieving our overall executive compensation goals described below.
Highlights of our 2019 executive compensation oversight and actions taken include the following:
•
Continued to employ a compensation philosophy that establishes salary levels for our executives that are generally lower than market comparable salaries and that emphasizes pay for performance with a significant portion of executive compensation at risk

•
Utilized an objective and transparent structure for the determination of incentive payouts; this CD&A enhances disclosure of those payouts in response to external feedback

•
Adjusted 2019 bonuses downward for certain of our NEOs relative to established formulaic outcomes in light of our relative unit price performance during 2019

•
Our compensation committee engaged a compensation consultant to conduct an independent review and benchmark study of our executive compensation program and practices, including an analysis of potential additional metrics for our long-term equity incentive awards that will enhance alignment of our NEOs with our unitholders
•
Our compensation committee and Board approved adding relative total shareholder return as an additional performance metric for the long-term equity incentive awards to be granted pursuant to our executive compensation program beginning in 2020

Our Commitment to Pay for Performance
Since our inception, we have employed a compensation philosophy that emphasizes pay for performance, both on an individual and entity level, and places a significant portion of each Named Executive Officer’s compensation at risk. As demonstrated in the graphic below, in 2019, at target, almost 90% of our CEO’s compensation consisted of at-risk compensation. At-risk compensation is typically tied to the achievement of one or more performance metrics that measure value creation over both the near and longer term, as well as service period requirements. The primary near-term metric is annual earnings and cash flow levels as represented by Adjusted EBITDA3, and the primary long-term measure of our performance is our ability to sustain and increase our distributable cash flow (“DCF”) per common unit consistent with our overall financial strategy. For 2020, we are adding relative total shareholder return as an additional long-term performance metric.
We believe our pay-for-performance approach aligns the interests of our executive officers with the interests of our equity holders, and at the same time enables us to maintain a lower level of base overhead in the event operating and financial performance is below expectations. We also believe that our pay-for-performance approach helps us achieve the overall objectives of our executive compensation program, which are to
•
attract and retain individuals with the background and skills necessary to successfully execute our business model in a demanding environment,

3
Earnings before interest, taxes, depreciation and amortization (including our proportionate share of depreciation of and amortization of, and gains and losses on significant asset sales by, unconsolidated entities), gains and losses on asset sales and asset impairments, and gains on investments in unconsolidated entities, adjusted for certain selected items impacting comparability.

•
motivate those individuals to reach near-term and long-term goals in a way that aligns their interests with the interests of our unitholders, and

•
reward success in reaching such goals.

In order to demonstrate how the design of our executive pay program is aligned with the interests of our unitholders, the table and chart below compares the potentially realizable market value of long term incentive plan awards granted to Mr. Chiang since he joined the company in 2015 to the realized and/or realizable market value of such awards as of year-end 2019 and as of a recent date (March 27, 2020). The values utilized in the table and chart below are based on closing market prices of PAA’s common units to demonstrate how PAA’s unit price performance over time impacts the actual value realized and future realizable value of equity awards held by our NEOs. These values are different than the grant date fair values set forth in the summary compensation table, which are accounting-based values mandated by SEC requirements and which are calculated on the date of grant and not adjusted over time to reflect fluctuations in market price.
Since the date of Mr. Chiang’s first long term incentive plan award in August 2015, PAA’s common unit price has declined by approximately 42% through December 31, 2019 (from $31.66 per unit to $18.39 per unit), and by approximately 82% through March 27, 2020 (from $31.66 per unit to $5.53 per unit). Notably, the pricing and market values in the table below as of March 27, 2020 more fully reflect the impact of financial market disruptions associated with the COVID-19 pandemic and OPEC related matters. The table and chart below demonstrate that the realized and/or realizable market value of Mr. Chiang’s long term incentive plan awards over the same time periods (i.e., from August 2015 through year-end 2019 and through March 27, 2020) has declined by approximately 26% and 61%, respectively4 . Mr. Chiang’s experience with respect to his long-term equity awards is similar to the experience of our other NEOs during the same time period and demonstrates that there is a significant correlation and alignment between our NEOs’ long-term equity incentive compensation and the interests of our unitholders.
Realizable and Realized Market Value of CEO LTIPs*
Grant Date	Initial Units Granted	Realizable Grant Date Market Value of Initial Units(1)	Total Unvested Units	Total Realized Value of Vested Units and Realizable Value of O/S Units as of 12/31/19(2)	12/31/19 Realized and Realizable Value as % of Realizable Grant Date Market Value	Total Realized Value of Vested Units and Realizable Value of O/S Units as of 3/27/20(3)	3/27/20 Realized and Realizable Value as % of Realizable Grant Date Market Value
8/24/15	120,000	$3,799,200	36,000	$2,587,440	68.1%	$2,124,480	55.9%
8/25/16	165,000	$4,707,450	55,000	$3,523,850	74.9%	$2,816,550	59.8%
7/5/17	65,000	$1,714,700	—	$1,555,450	90.7%	$1,555,450	90.7%
3/22/18	50,000	$1,088,500	25,000	$1,054,750	96.9%	$733,250	67.4%
8/16/18	500,000	$13,425,000	500,000	$9,195,000	68.5%	$2,765,000	20.6%
8/15/19	125,740	$2,683,292	125,740	$2,312,359	86.2%	$695,342	25.9%
Total	1,025,740	$27,418,142	741,740	$20,228,849	73.8%	$10,690,072	39.0%
*
Values in table exclude value of distributions received or payments made with respect to DERs, as well as any value associated with AAP Management Units granted to Mr. Chiang in connection with his hiring in 2015.

4
This analyses does not discount the value of Mr. Chiang’s August 16, 2018 phantom unit award for 500,000 units based on the probability of achieving the performance metrics of DCF per PAA common unit of at least $3.00 on a trailing four quarter basis as to 25% of such award and DCF per PAA common unit of at least $3.50 on a trailing four quarter basis as to 75% of such award, neither of which metrics are currently deemed probable of occurring pursuant to FASB ASC Topic 718. If the 500,000 units covered by Mr. Chiang’s August 16, 2018 grant were attributed no value based on the current improbability of achieving such performance metrics, the realized and/or realizable value of Mr. Chiang’s long-term incentive plan awards from August 2015 through March 27, 2020 would have declined by approximately 71%.

(1)
Realizable Grant Date Market Value of Initial Units calculated by multiplying closing price of PAA common units on applicable grant date by number of units granted with no discount for performance thresholds or service.

(2)
Equals market value of units that have already vested based on closing price on applicable vesting date plus realizable market value of outstanding unvested units based on 12/31/19 closing price of  $18.39 per PAA common unit.

(3)
Equals market value of units that have already vested based on closing price on applicable vesting date plus realizable market value of outstanding unvested units based on 3/27/20 closing price of  $5.53 per PAA common unit.

CEO LTIP Analysis (2015 - 2019)
Total Value
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$-
$27.4mm
$20.2mm
$10.7mm
26.2% Reduction
61% Reduction
Total Initial Realizable Grant Date Market Value
Total Realized and Realizable Market Value at 12/31/19
Total Realized and Realizable Market Value at 3/27/20

Compensation Elements and Objectives
We use three primary elements of compensation to achieve our executive compensation program objectives — salary, cash bonuses and long-term equity incentive awards:
•
Base Salary — Base salary is a foundational element of the compensation program for our NEOs, and the other major elements of compensation are set based on a relationship to base salary. We deliberately establish salary levels for our NEOs that are generally lower than market comparable salaries with the goal of providing a higher portion of our NEOs’ compensation as performance based, at-risk compensation.

•
Bonuses and Equity Incentives — Cash bonuses and equity incentives represent the performance driven elements and reflect our significant weighting towards performance based, at-risk compensation. Cash bonuses provide motivation and reward for achieving the annual goals established at the beginning of each year. Salaries and cash bonuses, as well as currently payable distributions associated with contingent equity grants, serve as near-term retention tools. Contingent equity grants in the form of phantom unit awards and associated distribution equivalent rights (“DERs”) under our long-term incentive plans provide motivation and reward over both the near-term and long-term for achieving performance thresholds necessary for such awards to become earned and vested. Longer-term retention is also facilitated by minimum service periods associated with phantom unit awards and the long-term vesting profile of the AAP Management Units (defined and described below).
•
Other Compensation and Benefits — We do not maintain a defined benefit or pension plan for our employees, including the Named Executive Officers, as we believe such plans primarily reward longevity and not performance. We provide a basic benefits package generally to all employees, including the Named Executive Officers, which includes a 401(k) plan and health, disability and life insurance.

By stressing the performance-based compensation elements as described above, we strive to create a performance-driven environment in which our executive officers are:
•
incentivized to perform over both the short term and the long term

•
rewarded for their services

•
encouraged to remain with us even after meeting long-term performance thresholds in order to meet the minimum service periods and realize the opportunity to earn future rewards

We believe our compensation philosophy as implemented by application of the three primary compensation elements (i) aligns the interests of the Named Executive Officers with our unitholders, (ii) positions us to achieve our business goals, and (iii) effectively encourages the exercise of sound judgment and risk-taking that is conducive to creating and sustaining long-term value.
2019 Independent Review of Executive Compensation Program and Practices
Although we did not formally benchmark salary, bonus or equity incentive levels for 2019, during 2019 our compensation committee engaged Meridian Compensation Partners, LLC to, among other things, conduct an independent benchmark study of our executive officer compensation program and practices and to assess and recommend potential enhancements for 2020 and beyond to our short-term and long-term executive incentive compensation programs. In its engagement of Meridian, the compensation committee evaluated and confirmed Meridian’s independence relative to existing PAA or PAGP relationships or potential conflicts, in line with NYSE requirements.
The companies in our executive compensation benchmarking peer group have a range of revenues, assets, market capitalization and enterprise value. Business consolidation and unique operating models create some challenges in identifying comparative companies. Accordingly, we take a broad view of comparability to include organizations that are similar to ours and that we believe we compete with for attracting and retaining executive talent. Our peer group included 11 companies that are primarily engaged in the midstream business in the United States, as set forth in the table below. We referred to publicly available information to analyze compensation practices of the companies in the peer group, including how pay is divided among long-term incentives, annual incentives, base pay and other forms of compensation. We also compared the total compensation and components thereof for our executive officers to the total compensation and components thereof for the peer group.

Executive Compensation Benchmarking Peer Group — Plains All American Pipeline, L.P.
Company	Total Assets (MM)1
Energy Transfer LP	$98,880
Kinder Morgan, Inc.	$74,157
Enterprise Products Partners L.P.	$61,733
The Williams Companies, Inc.	$46,040
MPLX LP	$40,430
ONEOK, Inc.	$21,812
Targa Resources Corp.	$18,815
Enable Midstream Partners, LP	$12,266
EnLink Midstream, LLC	$9,336
Buckeye Partners, L.P.2	$8,510
Magellan Midstream Partners, L.P.	$8,438
1 Total asset value per public disclosures as of the most recent fiscal year.

2
Buckeye Partners, L.P. was acquired by IFM Investors Pty Ltd on November 1, 2019. Its total asset value is derived from its Q3 2019 disclosure released prior to being acquired. Source: S&P Capital IQ.

For reference: Plains All American Pipeline, L.P.	$28,677
The compensation committee also considered similar information from a broader sample of companies in other oil and gas sectors, including upstream, refining and regulated utilities, although the peer group listed above served as the primary source of external comparative information.
Although the study prepared by Meridian was completed after our 2019 compensation targets were established for our NEOs, the results of Meridian’s study validate our view that our base salary levels are generally lower than market comparable salaries and our aggregate cash compensation levels (salary and bonus) and our total compensation levels (cash plus equity) are generally competitive with the midstream industry benchmarks provided by our peer group for top executive roles, but are moderate relative to the larger and broader spectrum of energy industry competitors that compete for similar talent.
Compensation Committee Process
Set forth below is additional information regarding our compensation practices as they relate to the elements of our compensation program:
Base Salary.   We do not make systematic annual adjustments to the base salaries of the Named Executive Officers, but we do make salary adjustments in connection with promotions or taking on increased responsibilities.
Annual Bonuses.   Since 2018, we have utilized a more formulaic approach for determining annual bonuses. Annual bonuses for the Named Executive Officers are determined within a formulaic framework that includes an annual bonus target for each Named Executive Officer, expressed as a percentage of base salary, and the determination of an actual payout as a percentage of such target bonus amount based on company performance relative to specific goals and individual contributions with respect thereto. Annual company goals typically include financial, safety, environmental and other specified goals, and each goal, as well as the individual performance component, is assigned a weighting or percentage share of the total bonus opportunity. Annual goals and objectives, as well as weightings and potential payout ranges (expressed as a percentage of target) are established at the beginning of each year and are discussed and reviewed with the Board in conjunction with the review and approval of our annual plan. Payout percentages relative to achievement of specified goals may range from 0 – 200% of an individual’s target bonus opportunity. The final amounts that are paid may be adjusted by the compensation committee and the Board based on factors it deems relevant. Such adjustments may be positive or negative depending on the circumstance; for example, with respect to 2019, the annual bonuses for certain NEOs were adjusted downward due to the relative equity price performance of the publicly traded units and shares of PAA and PAGP, respectively, during 2019.
2019 Annual Bonus Formula
At the end of each year, the CEO performs an assessment of our performance relative to goals. Key quantitative measures within the annual bonus framework include Adjusted EBITDA, as well as DCF per PAA common unit and various safety and environmental metrics. The CEO’s written analysis of our performance examines accomplishments and shortfalls relative to established objectives and also assesses overall performance against opportunities and challenges, taking into account controllable and non-controllable factors encountered during the year. The CEO’s report also includes an assessment of the individual performance and contributions of each NEO (other than himself). The CEO submits his report and the supporting detail to the compensation committee and Board for review and comment. Based on the conclusions set forth in the annual performance review and the framework described above, the CEO submits the results of the bonus calculations along with any recommendations for adjustments to the compensation committee for all Named Executive Officers other than himself. The CEO considers various factors, including:
•
whether or not we achieved the goals established for the year and any notable shortfalls relative to expectations;

•
the level of difficulty associated with achieving such objectives based on the opportunities and challenges encountered during the year;

•
current year operating and financial performance relative to both public guidance and prior year’s performance;

•
significant transactions or accomplishments for the period not included in the goals for the year;

•
our relative prospects at the end of the year with respect to future growth and performance; and

•
our equity price performance and returns during the year and our positioning at the end of the year with respect to our targeted credit profile.

The CEO takes these factors into consideration, as well as the relative contributions of each of the Named Executive Officers to the year’s performance, in developing his recommendations for bonus amounts. The compensation committee also references in its deliberations a “tally sheet” that sets forth comprehensive historical compensation information (including cash, equity and other benefits and perquisites, if any) for each NEO.
In their review, the compensation committee may adjust the CEO’s recommendations upward or downward in their discretion. The compensation committee’s recommendations are then submitted to the Board for its review and approval.

As noted above, the CEO’s bonus recommendation leaves blank the amount for the CEO’s bonus. The compensation committee typically assesses the CEO’s contribution toward meeting goals, and recommends to the Board the CEO total bonus payout it believes to be commensurate with such contribution.
Long-Term Incentive Awards.   We use performance-based phantom unit grants issued under our Long-Term Incentive Plans to encourage and reward timely achievement of targeted metrics designed to align the long-term interests of the Named Executive Officers with those of our unitholders.
2019 Annual LTIP Award Formula
Named Executive Officers are eligible to receive an annual grant of phantom units based on a formula tied to salary and PAA’s unit price. The size of the annual grant for a specified individual is based on a designated target percentage of their base salary that takes into account their expected contribution in respect of longer term performance objectives. We may also grant “off cycle” awards from time to time to retain talent and incentivize performance during challenging market conditions.
These grants typically require minimum service periods in order to encourage long-term retention. A phantom unit grant provides the holder with the right to receive, upon the satisfaction of vesting criteria specified in the grant, a PAA common unit (or cash equivalent). We do not use options as a form of incentive compensation. Terms of phantom unit grants may vary, but generally phantom units vest upon the later of achievement of designated performance thresholds tied to certain DCF per PAA common unit levels, and continued employment for periods ranging from two to five years. As noted above, a portion of the phantom unit grants to be awarded in 2020 will include relative TSR as a performance metric. Phantom unit grants also typically provide for the Named Executive Officers to receive DERs on the applicable phantom units prior to vesting in the underlying PAA common units.
An additional equity incentive tool that has been used in the past involved the issuance to executives of Class B units of AAP (“AAP Management Units”). While no AAP Management Unit awards were granted in 2019, certain Named Executive Officers held such awards during 2019. See “Outstanding Equity Awards at Fiscal Year-End” and “Certain Relationships and Related Transactions — AAP Management Units” below for more information regarding the AAP Management Units.

2019 Performance Overview and Specific Application of Compensation Elements in 2019
At the beginning of 2019, we established key qualitative goals and quantitative financial, safety and environmental objectives. We also set important commercial, operational and organizational goals.
2019 Performance Objectives and Results
Quantitative Goals
Metrics	2019 Goals	2019 Results
Adjusted EBITDA5	$2.8 billion	$3.24 billion
DCF per common unit	$2.64	$2.99
Safety and Environmental	20% year over year improvement in certain safety and environmental metrics	• 30% reduction in recordable injury rate • 25% reduction in federally reportable releases
Qualitative Goals

•
Financial: complete our 2017 deleveraging plan, develop and execute a comprehensive capital allocation strategy, achieve a total debt to adjusted EBITDA ratio of 4.3x or lower by year end and maintain distribution coverage of at least 130%

•
Investment: advance key projects that will support future growth and returns and utilize existing capacity of existing assets

•
Operations and Management: advance and complete key programs and initiatives designed to improve the efficiency and scalability of our business processes and information systems, and advance key initiatives related to talent development/management and succession planning

In addition to the results set forth in the table above, we also reported Implied DCF5 of approximately $2.38 billion, which exceeded our beginning of the year plan by approximately 8%, and Adjusted Net Income Attributable to PAA5 of approximately $2.06 billion, which exceeded our beginning of the year plan by approximately 14%. We also generated more than $1.1 billion of cash flow in excess of distributions and ended the year with a distribution coverage ratio of 2.17x.
During 2019, we also completed the deleveraging program that was initiated in 2017 and exited the year with a long term debt to Adjusted EBITDA multiple of 2.8x and approximately $2.5 billion of committed liquidity.
With respect to our stated goals regarding safety and environmental metrics, we exceeded our 20% reduction targets for federally reportable releases and safety-related total recordable injury rate, achieving a 30% reduction in recordable injuries and a 25% reduction in federally reportable releases.
In developing his annual bonus compensation recommendations, our CEO primarily considered the quantitative factors and context described above. However, in his annual performance review provided to the Board, he also noted the fact that despite strong financial and operating performance, PAA common units and PAGP Class A shares traded down in the second half of 2019, generally underperforming our peer group and relevant indices, resulting in full-year price performance of  -10.5%/-8.3% and total returns of -4.8%/-2.3%, respectively. Other factors noted by our CEO included the following qualitative factors and positive achievements:
•
Executed a $1.34 billion expansion capital program generally on time (or ahead of time) and on budget, including development and expansion of key assets in the Permian Basin and in other areas;

•
Advanced several key strategic initiatives with long-term industry partners;

5
Adjusted EBITDA, Implied DCF and Adjusted Net Income Attributable to PAA are non-GAAP financial measures. Information regarding these non-GAAP financial measures, including a reconciliation to the most directly comparable GAAP measures, is included under the caption “Non-GAAP Financial Measures” beginning on page 87 of PAA’s Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the SEC.

•
Improved our contracted fee-based earnings mix by adding significant additional dedicated acreage and term-contracted lease volumes in the Permian basin; and

•
Completed approximately $205 million of asset sales, and advanced other potential strategic asset sales and acquisitions, including a transaction with Felix Midstream that closed in early 2020.

We also continued to plan for the future within our organizational structure and made a number of changes to improve effectiveness and efficiency, including the completion of key transitions within our executive team, advancement of plans to improve internal systems and processes, and continuation of improvements in the areas of safety, integrity, and environmental compliance.
Compensation Elements
For 2019, the elements of compensation were applied as described below.
Base Salary.   In March 2019, the base salaries for each of Messrs. Chandler and Goebel were increased from $375,000 to $400,000 in connection with their promotions to the executive vice president level. No other salary adjustments for Named Executive Officers were recommended or made during 2019, and base salaries for our NEOs were not increased for 2020.
Cash Bonuses.   For 2019, annual bonus targets for the Named Executive Officers, expressed as a percentage of base salary, were as follows:
Named Executive Officer	Annual Bonus Target (as a Percentage of Base Salary)
Willie Chiang	250%
Harry N. Pefanis	250%
Al Swanson	200%
Richard McGee	200%
Chris Chandler	200%
Jeremy Goebel	200%
The goals (and weightings) for 2019 established at the beginning of the year were company performance (67% overall weighting allocated among Adjusted EBITDA (40%), DCF per common unit (40%) and safety/environmental (20%)) and individual performance (33% weighting). The minimum and maximum payout levels of 0% and 200%, respectively, for Adjusted EBITDA and DCF per common unit were set at 92.5% and 110%, respectively, of the applicable target with linear interpolation between those points, while the minimum and maximum payout levels of 0% and 200%, respectively, for safety and environmental metrics were set at 0% improvement (i.e., same as 2018 levels) and 40% improvement, respectively, with linear interpolation between those points.

The table below reflects the weighting, payout range and actual results for each company performance metric and the individual performance metric (individual performance metric payout determined by the compensation committee based on its assessment of individual contributions towards our 2019 goals and objectives).
Company Performance Payout Thresholds & Ranges: (interpolate between points)
(67% weighting)	Threshold	Target	Max
EBITDA/DCF (% Target)	92.50%	100%	110%
Safety/Env Reduction vs. ’18 (% Target)	0%	-20%	-40%
Payout	0%	100%	200%
2019 Formulaic Payout
Calculation
Company Performance Metrics	Weight	Threshold	Target	Max	Result	Payout %	Wgtd %
Adjusted EBITDA	27%	$2,590	$2,800	$3,080	$3,237	200%	54%
DCF/Common Unit	27%	$2.44	$2.64	$2.90	$2.99	200%	54%
Safety (TRIR)	7%	0.71	0.59	0.47	0.52	158%	11%
Environmental (DOT releases)	7%	31	25	19	23	133%	9%
						Subtotal	128%
Individual Performance	33%	Ind. Payout Determined by Comp Committee				140%	47%
(33% weighting)Total	100%					Total	175%

For 2019, the unadjusted total formulaic payout calculation for our NEOs was 175%; however, as indicated in the table below, which sets forth the calculation of the actual 2019 bonus paid to each of our NEOs, the overall payout percentage for Messrs. Chiang, Pefanis, Swanson and McGee was adjusted downward by 25 percentage points from 175% to 150% (14% overall reduction of formulaic result). Such negative adjustment was recommended by management and approved by the compensation committee and the Board due to the price performance of PAA’s common units and PAGP’s Class A shares during 2019 relative to its peer group and relevant indices.
Named Executive Officer	2019 Target Bonus Amount	Formulaic Bonus Payout %	Negative Adjustment	Final Payout %	2019 Actual Bonus Amount
Willie Chiang	$1,500,000	175%	-25%	150%	$2,250,000
Harry Pefanis	$1,000,000	175%	-25%	150%	$1,500,000
Al Swanson	$800,000	175%	-25%	150%	$1,200,000
Richard McGee	$800,000	175%	-25%	150%	$1,200,000
Chris Chandler	$800,000	175%	n/a	175%	$1,400,000
Jeremy Goebel	$800,000	175%	n/a	175%	$1,400,000

Long-Term Incentive Awards.   The annual LTIP targets for the Named Executive Officers, expressed as a percentage of base salary, and the value of the 2019 annual LTIP awards to the Named Executive Officers are set forth in the table below:
Named Executive Officer	Annual LTIP Award Target Value (as a percentage of base salary)	2019 Annual LTIP Award Value	2019 Annual Phantom Units Granted(1)	Time-Vested Phantom Units (50%)	Performance- Vested Phantom Units (50%)
Willie Chiang	500%	$3,000,000	125,740	62,870	62,870
Harry N. Pefanis	500%	n/a(2)	n/a(2)	n/a(2)	n/a(2)
Al Swanson	300%	$1,200,000	50,300	25,150	25,150
Richard McGee	300%	$1,200,000	50,300	25,150	25,150
Chris Chandler	300%	$1,200,000	50,300	25,150	25,150
Jeremy Goebel	300%	$1,200,000	50,300	25,150	25,150
(1)
Based on a volume weighted average price (“VWAP”) per unit for the 10-trading day period immediately preceding the date of grant of  $23.86.

(2)
Annual LTIP grants were not awarded to Mr. Pefanis as he requested to not participate in the 2019 long-term incentive program.

The 2019 time-vested phantom units will vest on the August 2022 distribution date. The performance-vested phantom units will vest on the later of the August 2022 distribution date and the first distribution date following PAA’s achievement of DCF per common unit of at least $2.65 on a trailing four quarter basis. The applicable trailing four quarter period for determining whether the requisite DCF per common unit has been achieved for vesting of phantom units may not begin until after December 31, 2020. The combined 2019 annual grants include associated DERs that will vest (i) 50% on the August 2020 distribution date and (ii) 50% on the first distribution date following January 1, 2021 on which PAA achieves DCF per common unit of at least $2.50 on a trailing four quarter basis. See the “Grants of Plan Based Awards Table” below for additional information regarding the 2019 annual grants.
In November 2019, the Board also awarded a special one-time retention LTIP grant to each of Messrs. Chandler and Goebel in the amount of 500,000 phantom units. These awards were designed to provide both a long-term retention incentive and a long-term performance incentive for Messrs. Chandler and Goebel in recognition of their importance to the future success of PAA and PAGP. Accordingly, these phantom units will vest (become payable 1-for-1 in common units) as follows:
•
50% will vest on the August 2026 distribution date,

•
25% will vest on the later of the August 2026 distribution date and the first distribution date following PAA’s achievement of DCF per common unit and common unit equivalent of at least $2.80 on a trailing four quarter basis, and

•
25% will vest on the later of the August 2026 distribution date and the first distribution date following PAA’s achievement of DCF per common unit and common unit equivalent of at least $3.15 on a trailing four quarter basis.

The phantom units include tandem DERs that will vest (begin paying common unit equivalent distributions) as follows:
•
20% each will vest on the August 2020, August 2021 and August 2022 distribution dates (60% total),

•
20% will vest on the first distribution date following PAA’s achievement of DCF per common unit and common unit equivalent of at least $2.70 on a trailing four quarter basis, and

•
20% will vest on the first distribution date following PAA’s achievement of DCF per common unit and common unit equivalent of at least $2.90 on a trailing four quarter basis.

The applicable trailing four quarter period for determining whether the requisite DCF per common unit and common unit equivalent has been achieved for vesting of phantom units and DERs may not begin until on or after January 1, 2020. Any phantom units that have not vested by the August 2028 distribution date and any associated DERs (regardless of vesting) will expire on such date. See the “Grants of Plan Based Awards Table” below for additional information regarding these grants.
Other Compensation Related Matters
Equity Ownership; Hedging Policies.   The Named Executive Officers collectively own substantial equity in PAA as well as interests in the general partner. Although we encourage the Named Executive Officers to acquire and retain ownership in PAA, we do not have a policy requiring maintenance of a specified equity ownership level. As of March 23, 2020, the Named Executive Officers beneficially owned, in the aggregate, directly or indirectly approximately 10 million PAA common or common equivalent units with an approximate market value of $47.5 million, which was significantly greater than the combined aggregate salaries and bonuses of these individuals for 2019.
We have policies and procedures in place that prohibit our directors and officers, including our Named Executive Officers, from using puts, calls, options or other derivative securities to hedge the economic risk of their equity ownership in us. Other types of hedging transactions, including prepaid variable forwards, equity swaps, collars and exchange funds, are strongly discouraged. Directors and officers, including our Named Executive Officers, who wish to pursue these types of transactions are required to comply with our pre-clearance requirements.
Recovery of Prior Awards.   Except as provided by applicable laws and regulations, we do not have a policy with respect to adjustment or recovery of awards or payments if relevant company performance measures upon which previous awards were based are restated or otherwise adjusted in a manner that would have reduced the size of such award or payment if previously known.
Section 162(m).   With respect to the deduction limitations under Section 162(m) of the Internal Revenue Code, we are a limited partnership and do not fall within the definition of a “corporation” under Section 162(m).
Change in Control Triggers.   The employment agreement for Mr. Pefanis, the AAP Management Unit grant agreements to which Messrs. Chiang, McGee and Goebel are a party, and the long-term incentive plan grant agreements for all of our NEOs, include severance payment provisions or accelerated vesting provisions triggered upon a change of control, as defined in the respective agreements. In the case of the long-term incentive plan grants, the provision becomes operative only if the change in control is accompanied by a change in status (such as the termination of employment by GP LLC). We believe this “double trigger” arrangement is appropriate because it provides assurance to the executive, but does not offer a windfall to the executive when there has been no real change in employment status. Pursuants to the AAP Management Unit grant agreements, upon the occurrence of a change in control, any earned AAP Managment Units become vested units. The provisions in Mr. Pefanis’ employment agreement become operative only if he terminates employment within three months of the change in control. Mr. Pefanis agreed to a conditional waiver of these provisions with respect to all prior qualifying transactions. See “— Employment Contracts” and “— Potential Payments Upon Termination or Change-in-Control.” The provision of severance or equity acceleration for certain terminations and change of control transactions helps to create a retention tool by assuring the executive that the benefit of the employment arrangement will be at least partially realized despite the occurrence of an event that could materially alter the employment arrangement.
Relation of Compensation Policies and Practices to Risk Management
Our compensation policies and practices are designed to provide rewards for short-term and long-term performance, both on an individual basis and at the entity level. In general, optimal financial and operational performance, particularly in a competitive business, requires some degree of risk-taking. Accordingly, the use of compensation as an incentive for performance can foster the potential for management and others to take unnecessary or excessive risks to reach the performance thresholds. For us, such risks would primarily attach to certain commercial activities conducted in our Supply and Logistics segment as well as to the execution of capital expansion projects and acquisitions and the realization of associated returns.

From a risk management perspective, our policy is to conduct our commercial activities within pre-defined risk parameters that are closely monitored and are structured in a manner intended to control and minimize the potential for unwarranted risk-taking. We also routinely monitor and measure the execution and performance of capital projects and acquisitions relative to expectations.
Our compensation arrangements contain a number of design elements that serve to minimize the incentive for unwarranted risk-taking to achieve short-term, unsustainable results, including splitting the awards into a number of tranches and delaying the vesting date for various tranches, in addition to subjecting such awards to forfeiture for terminations related to violations of our risk management policies and practices or of our Code of Business Conduct. In addition, the vesting criteria for long-term incentive awards are typically based on the passage of time and performance thresholds associated with achieving specified levels of DCF per common unit on a trailing four-quarter basis.
In combination with our risk-management practices and the processes employed by the compensation committee and the Board, we believe there is an adequate level of oversight with respect to the degree of risk being taken by management to achieve short and long term performance goals and we believe that risks arising from our compensation policies and practices for employees are not reasonably likely to have a material adverse effect on us.

Summary Compensation Table
The following table sets forth certain compensation information for the Chief Executive Officer, the President and Chief Commercial Officer, the Chief Financial Officer, and the three most highly compensated executive officers in 2019 other than our CEO and CFO (collectively, our “Named Executive Officers”). As a result of his request to not participate in the 2019 long-term incentive program, Mr. Pefanis is not one of the three most highly compensated executive officers, but he is included as a Named Executive Officer given the significance of his role.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Willie Chiang	2019	600,000	—	1,273,118	2,250,000	17,760	4,140,878
Chairman and Chief Executive	2018	450,000	—	6,425,523	2,000,000	17,460	8,892,983
Officer	2017	325,000	1,250,000	1,714,700	—	17,160	3,306,860

Harry N. Pefanis	2019	400,000	—	—	1,500,000	17,760	1,917,760
President and Chief Commercial	2018	400,000	—	—	1,500,000	17,460	1,917,460
Officer	2017	350,000	—	—	—	17,160	367,160

Al Swanson	2019	400,000	—	509,288	1,200,000	17,760	2,127,048
Executive Vice President and Chief	2018	400,000	—	1,546,631	1,300,000	17,460	3,264,091
Financial Officer	2017	325,000	800,000	923,300	—	17,160	2,065,460

Richard McGee	2019	400,000	—	509,288	1,200,000	17,760	2,127,048
Executive Vice President, General	2018	400,000	—	1,129,023	1,300,000	17,460	2,846,483
Counsel and Secretary	2017	325,000	800,000	923,300	—	17,160	2,065,460

Chris Chandler	2019	396,000	—	4,410,788	1,400,000	17,760	6,224,548
Executive Vice President and
Chief Operating Officer

Jeremy Goebel	2019	396,000	—	4,410,788	1,400,000	17,760	6,224,548
Executive Vice President –
Commercial
(1)
In October 2018, Mr. Chiang’s salary was increased from $400,000 to $600,000 in connection with his appointment to the CEO role. Salary amounts in the table for Mr. Chiang reflect a blended rate for 2018. In March 2019, the salaries for each of Messrs. Chandler and Goebel were increased from $375,000 to $400,000 in connection with their promotions to the executive vice president level. Salary amounts in the table for Messrs. Chandler and Goebel reflect a blended rate for 2019.

(2)
With respect to 2017, Mr. Pefanis indicated that he would neither request nor accept a cash bonus.

(3)
Grant date fair values are presented for (i) phantom unit grants awarded to Messrs. Chiang, Swanson, McGee, Chandler and Goebel in 2019, (ii) phantom unit grants awarded to Messrs. Chiang, Swanson and McGee in 2016 (as amended in 2018), 2017 and 2018, (iii) a portion of an AAP Management Unit grant originally awarded to Mr. McGee in 2013 and amended in 2016 and in 2018, and (iv) the AAP Management Units and phantom units originally granted to Mr. Chiang in 2015 and amended in 2016 and in 2018. Dollar amounts in the table represent the aggregate fair value of phantom units and AAP Management Units awarded based on the probable outcome of underlying performance conditions pursuant to FASB ASC Topic 718. See Note 18 to our Consolidated Financial Statements included in our 2019 Annual Report for further discussion regarding the calculation of grant date fair values. For phantom unit grants awarded in 2017 and March 2018, vesting was deemed probable of occurring on the grant date. Therefore, the maximum fair value of phantom unit grants awarded in 2017 and March 2018 is the same as the value reported in the table. For Mr. Chiang’s August 2018 phantom unit award, one-third of the DERs were deemed probable of vesting on the grant date. The maximum fair value of phantom unit grants awarded to Mr. Chiang in August 2018, assuming that the highest level of performance conditions will be met, was $12,774,454. The maximum fair value of Mr. Chiang’s 2015 AAP Management Units as modified in 2018 (as discussed below) was $7,351,205 compared to a maximum fair value of  $13,398,132 as calculated as of the original grant date. For phantom unit grants awarded in August 2019, 50% were deemed probable of vesting on the grant date. The maximum fair value of phantom unit grants awarded in August 2019, assuming that the highest level of performance conditions will be met, was $2,403,520 for Mr. Chiang and $961,485 for each of Messrs. Swanson, McGee, Chandler and Goebel. For phantom unit grants awarded in November 2019, 50% were deemed probable of vesting on the grant date. The maximum fair value of phantom unit grants awarded in November 2019, assuming that the highest level of performance conditions will be met, was $6,865,000 for each of Messrs. Chandler and Goebel.
The amount presented for Mr. Chiang for 2018 includes aggregate net incremental fair value of $4,133,687 resulting from the modification in March 2018 of  (i) AAP Management Units originally granted in August 2015 and subsequently modified in August 2016, (ii) phantom units originally granted in August 2015 and subsequently modified in August 2016 and (iii) phantom units originally granted in August 2016. The incremental fair value represents the net increase in fair value of the modified awards relative to the fair value on the original grant dates.
The amount presented for Mr. Swanson for 2018 includes incremental fair value of  $893,531 resulting from the modification in March 2018 of phantom units originally granted in August 2016. The incremental fair value represents the increase in fair value of the modified awards relative to the fair value on the original grant date.
The amount presented for Mr. McGee for 2018 includes aggregate net incremental fair value of $584,773 resulting from the modification in March 2018 of  (i) AAP Management Units originally granted in 2013 and subsequently modified in August 2016 and (ii) phantom units originally granted in August 2016. The incremental fair value represents the net increase in fair value of the modified awards relative to the fair value on the original grant dates.
(4)
GP LLC matches 100% of employees’ contributions to its 401(k) plan in cash, subject to certain limitations in the plan. All Other Compensation for 2019 includes $16,800 in matching contributions for each of Messrs. Chiang, Pefanis, Swanson, McGee, Chandler and Goebel. The remaining amount represents premium payments on behalf of such Named Executive Officer for group term life insurance.

Grants of Plan-Based Awards Table
The following table sets forth summary information regarding all grants of plan-based awards made to our Named Executive Officers during the fiscal year ended December 31, 2019:
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number Of Shares Of Stock or Units (#)	Grant Date Fair Value Of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Willie Chiang	2/21/19	—	1,500,000	3,000,000	—	—
	8/15/19	—	—	—	125,740(1)	1,273,118

Harry N. Pefanis	2/21/19	—	1,000,000	2,000,000	—	—

Al Swanson	2/21/19	—	800,000	1,600,000	—	—
	8/15/19	—	—	—	50,300(1)	509,288

Richard McGee	2/21/19	—	800,000	1,600,000	—	—
	8/15/19	—	—	—	50,300(1)	509,288

Chris Chandler	2/21/19	—	800,000	1,600,000	—	—
	8/15/19	—	—	—	50,300(1)	509,288
	11/21/19	—	—	—	500,000(2)	3,901,500

Jeremy Goebel	2/21/19	—	800,000	1,600,000	—	—
	8/15/19	—	—	—	50,300(1)	509,288
	11/21/19	—	—	—	500,000(2)	3,901,500
(1)
These phantom units will vest 50% on the August 2022 distribution date and 50% on the later of the August 2022 distribution date and the first distribution date following PAA’s achievement of DCF per common unit of at least $2.65 on a trailing four quarter basis. The applicable trailing four quarter period for determining whether the requisite DCF per common unit has been achieved for vesting of phantom units may not begin until after December 31, 2020. The associated DERs will vest (i) 50% on the August 2020 distribution date and (ii) 50% on the first distribution date following January 1, 2021 on which PAA achieves DCF per common unit of at least $2.50 on a trailing four quarter basis.

(2)
These phantom units will vest (i) 50% on the August 2026 distribution date, (ii) 25% on the later of the August 2026 distribution date and the first distribution date following PAA’s achievement of DCF per common unit and common unit equivalent of at least $2.80 on a trailing four quarter basis, and (iii) 25% on the later of the August 2026 distribution date and the first distribution date following PAA’s achievement of DCF per common unit and common unit equivalent of at least $3.15 on a trailing four quarter basis. These phantom units also provide that if Mr. Chandler’s or Mr. Goebel’s employment is terminated other than for cause, a portion of the unvested phantom units will be deemed nonforfeitable and will vest on the next following distribution date, with the size of the portion starting at 20% for a termination prior to November 20, 2021, and increasing by 20% per year thereafter such that 100% of the unvested phantom units would be deemed nonforfeitable following a termination other than for cause on or after November 20, 2024. The associated DERs will vest (i) 20% each on the August 2020, August 2021 and August 2022 distribution dates (60% total), (ii) 20% on the first distribution date following PAA’s achievement of DCF per common unit and common unit equivalent of at least $2.70 on a trailing four quarter basis, and (iii) 20% on the first distribution date following PAA’s achievement of DCF per common unit and common unit equivalent of at least $2.90 on a trailing four quarter basis. The applicable trailing four quarter period for determining whether the requisite

DCF per common unit and common unit equivalent has been achieved for vesting of phantom units and DERs may not begin until on or after January 1, 2020. Any phantom units that have not vested by the August 2028 distribution date and any associated DERs (regardless of vesting) will be forfeited. These phantom units also include other terms and provisions that are customarily included in LTIP awards issued by PAA to its senior executive officers, including a “double trigger” change of control provision that generally provides for 100% vesting of all unvested phantom units in the event of a change of control of PAA that results in a termination of Mr. Chandler’s or Mr. Goebel’s employment, a material diminution in their authority, duty or responsibilities or a material reduction of their base salary.
(3)
Represents the aggregate grant date fair values of phantom units granted in 2019 based on the probable outcome of underlying performance conditions pursuant to FASB ASC Topic 718. For phantom unit grants awarded in August 2019, 50% were deemed probable of vesting on the grant date. The maximum fair value of phantom unit grants awarded in August 2019, assuming that the highest level of performance conditions will be met, was $2,403,520 for Mr. Chiang and $961,485 for each of Messrs. Swanson, McGee, Chandler and Goebel. For phantom unit grants awarded in November 2019, 50% were deemed probable of vesting on the grant date. The maximum fair value of phantom unit grants awarded in November 2019, assuming that the highest level of performance conditions will be met, was $6,865,000 for each of Messrs. Chandler and Goebel.

Narrative Disclosure to Summary Compensation Table
A narrative description of all material factors necessary to an understanding of the information included in the above Summary Compensation Table is included in “— Compensation Discussion and Analysis” and in the footnotes to such table.
Employment Contracts
Mr. Chiang’s previous employment agreement was amended and restated in connection with his promotion to CEO in October 2018. Pursuant to the amended and restated agreement, which may be terminated by the Company or Mr. Chiang at any time, Mr. Chiang receives an annual salary of  $600,000 plus other customary benefits generally available to all employees of the Company. Mr. Chiang’s annual cash bonus target is 250% of his annual base salary, subject to adjustment by the compensation committee and full Board. He is also eligible to receive phantom unit awards under our long-term incentive plan with an annual target value equal to 500% of his annual base salary. Pursuant to an ancillary Confidential Information and Non-Solicitation Agreement, Mr. Chiang has agreed to maintain the confidentiality of certain confidential information and not to solicit customers, assets or employees of the Company, in each case for a period of two years following termination of his employment.
Mr. Pefanis is employed as President and Chief Commercial Officer. The initial three-year term of Mr. Pefanis’ current employment agreement commenced on June 30, 2001, and is automatically extended for one year on June 30 of each year (such that the term is reset to three years) unless Mr. Pefanis receives notice from the Chairman of the Board that the Board has elected not to extend the agreement. Mr. Pefanis has agreed, during the term of the agreement and for one year thereafter, not to disclose (subject to typical exceptions) any confidential information obtained by him while employed under the agreement. The agreement provided for an initial base salary of  $235,000 per year, subject to annual review. In 2005, Mr. Pefanis’ annual salary was increased to $300,000, and in 2017, his annual salary was increased to $400,000.
See “— Compensation Discussion and Analysis” for a discussion of how we use elements of compensation to achieve compensation objectives. See “— Potential Payments upon Termination or Change-In-Control” for a discussion of the provisions in Messrs. Pefanis’ and Chiang’s employment agreements related to termination, change of control and related payment obligations.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information regarding outstanding equity awards at December 31, 2019 with respect to our Named Executive Officers:
	Unit Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Willie Chiang	375,521(2)	6,698,617	—	—
	36,000(3)	662,040	—	—
	55,000(4)	1,011,450	—	—
	25,000(5)	459,750	—	—
	—	—	500,000(6)	9,195,000
	62,870(7)	1,156,179	62,870(8)	1,156,179

Harry N. Pefanis	—	—	—	—

Al Swanson	46,000(4)	845,940	—	—
	15,000(5)	275,850	—	—
	25,150(7)	462,509	25,150(8)	462,509

Richard McGee	440,449(10)	7,586,803	—	—
	46,000(4)	845,940	—	—
	12,500(5)	229,875	—	—
	25,150(7)	462,509	25,150(8)	462,509

Chris Chandler	37,500(11)	689,625	—	—
	135,000(11)	2,482,650	—	—
	25,150(7)	462,509	25,150(8)	462,509
	375,000(9)	6,896,250	125,000(9)	2,298,750

Jeremy Goebel	37,552(12)	669,883	—	—
	6,000(13)	110,340	—	—
	18,334(4)	337,162	—	—
	120,000(14)	2,206,800	—	—
	10,000(5)	183,900	—	—
	25,150(7)	462,509	25,150(8)	462,509
	375,000(9)	6,896,250	125,000(9)	2,298,750
(1)
Market value of phantom units reported in these columns is calculated by multiplying the closing market price ($18.39) of PAA’s common units at December 31, 2019 (the last trading day of the fiscal year) by the number of units. No discount is applied for remaining performance threshold or service period requirements. Market value of AAP Management Units is calculated by (i) assuming that such AAP Management Units are converted into AAP units based on the conversion factor of approximately 0.941 AAP units and PAGP Class B shares for each AAP Management Unit, (ii) assuming the exchange of the resulting AAP units and PAGP Class B shares for PAGP Class A shares on a one-for-one basis, and (iii) multiplying such resulting number of PAGP Class A shares by the closing market price ($18.95) of PAGP’s Class A shares at December 31, 2019 (the last trading day of the fiscal year).
(2)
Represents the pre-conversion number of AAP Management Units originally granted to Mr. Chiang in 2015. All of these AAP Management Units have been earned, but have not yet vested; accordingly, they remain subject to a call right in the event Mr. Chiang’s employment is terminated under certain circumstances prior to December 31, 2022.

(3)
Represents the unvested portion of phantom units granted to Mr. Chiang in 2015 under our Long-Term Incentive Plan. The performance thresholds required for vesting of these phantom units have been achieved and they will vest on the August 2020 distribution date. Upon vesting, the phantom units are payable on a one-for-one basis in PAA common units. The phantom units have associated DERs that are currently vested and payable in cash on each distribution payment date.

(4)
Represents the unvested portion of phantom units granted in 2016 under our Long-Term Incentive Plan. These phantom units will vest as follows: (i) one-half will vest on the August 2020 distribution date, and (ii) one-half will vest on the August 2021 distribution date. Upon vesting, the phantom units are payable on a one-for-one basis in PAA common units. These phantom units have associated DERs that are currently vested and payable in cash on each distribution date.

(5)
Represents the unvested portion of phantom units granted in March 2018 under our Long-Term Incentive Plan. These phantom units will vest on the May 2021 distribution date. Upon vesting, the phantom units are payable on a one-for-one basis in PAA common units. The phantom units have associated DERs that are currently vested and payable in cash on each distribution payment date.

(6)
Represents phantom units granted to Mr. Chiang in August 2018 under our Long-Term Incentive Plan. These phantom units, which were granted in connection with Mr. Chiang’s promotion to CEO, will vest as follows: (i) 25% will vest upon the later of October 1, 2023 and the first distribution date on which PAA will have generated DCF per common unit of at least $3.00 on a trailing four quarter basis, and (ii) 75% will vest upon the later of October 1, 2023 and the first distribution date on which PAA will have generated DCF per common unit of at least $3.50 on a trailing four quarter basis, in both cases with the initial performance-related measurement period beginning no sooner than January 1, 2021. Upon vesting, the phantom units are payable on a one-for-one basis in PAA common units. Any phantom units or DERs that have not vested by October 1, 2025 will expire at that time. The phantom units have associated DERs that will vest as follows: (i) one-third vested on the May 2019 distribution date as a result of PAA generating DCF per common unit of at least $2.50 on a trailing four quarter basis, (ii) one-third will vest on the first distribution date on which PAA generates DCF per common unit of at least $2.60 on a trailing four quarter basis, and (iii) one-third will vest on the first distribution date on which PAA generates DCF per common unit of at least $2.80 on a trailing four quarter basis; provided that in the case of the performance thresholds described in clauses (ii) and (iii) immediately preceding, the applicable trailing four quarter period must begin on or after January 1, 2020. These phantom units will also vest upon termination of Mr. Chiang’s employment under certain circumstances.

(7)
Represents 50% of phantom units granted in August 2019 that will vest on the August 2022 distribution date. The associated DERs will vest on the August 2020 distribution date.

(8)
Represents 50% of phantom units granted in August 2019 that will vest on the later of the August 2022 distribution date and the first distribution date following PAA’s achievement of DCF per common unit of at least $2.65 on a trailing four quarter basis. The applicable trailing four quarter period for determining whether the requisite DCF per common unit has been achieved for vesting of phantom units may not begin until after December 31, 2020. The associated DERs will vest on the first distribution date following January 1, 2021 on which PAA achieves DCF per common unit of at least $2.50 on a trailing four quarter basis.

(9)
Represents the applicable portion of phantom units granted in November 2019. These phantom units will vest (i) 50% on the August 2026 distribution date, (ii) 25% on the later of the August 2026 distribution date and the first distribution date following PAA’s achievement of DCF per common unit and common unit equivalent of at least $2.80 on a trailing four quarter basis, and (iii) 25% on the later of the August 2026 distribution date and the first distribution date following PAA’s achievement of DCF per common unit and common unit equivalent of at least $3.15 on a trailing four quarter basis. The associated DERs will vest (i) 20% each on the August 2020, August 2021 and August 2022 distribution dates (60% total), (ii) 20% on the first distribution date following PAA’s achievement of DCF per common unit and common unit equivalent of at least $2.70 on a trailing four quarter basis, and (iii) 20% on the first distribution date following PAA’s achievement of DCF per common unit and common unit equivalent of at least $2.90 on a trailing four quarter basis. The applicable trailing four quarter period for determining whether the requisite DCF per common unit and common unit equivalent has been achieved for vesting of phantom units and DERs may not begin until on or after January 1, 2020. Any phantom units that have not vested by the August 2028 distribution date will be forfeited.

(10)
Represents the pre-conversion number of AAP Management Units originally granted to Mr. McGee in 2011 and 2013. All of these AAP Management Units have been earned and on January 1, 2020, 195,755 of the earned AAP Management Units vested. The remaining 244,694 AAP Management Units have not yet vested; accordingly, they remain subject to a call right in the event Mr. McGee’s employment is terminated prior to December 31, 2020.

(11)
Represents phantom units granted to Mr. Chandler in May 2018, consisting of one tranche for 75,000 phantom units and a second tranche for 135,000 phantom units. One half of the 75,000 unit tranche vested during 2019; the other half will vest on the May 2021 distribution date. The 135,000 unit tranche will vest in thirds on each of the May 2020, May 2021 and May 2022 distribution dates. The phantom units have associated DERs that are currently vested and payable in cash on each distribution payment date.

(12)
Represents the pre-conversion number of AAP management units granted to Mr. Goebel in July 2015. All of these AAP Management Units have been earned, but have not yet vested; accordingly, they remain subject to a call right in the event Mr. Goebel’s employment is terminated prior to December 31, 2022.

(13)
Represents the unvested portion of phantom units granted to Mr. Goebel in July 2015. The performance thresholds required for vesting of these phantom units have been achieved and they will vest on the August 2020 distribution date. The phantom units have associated DERs that are currently vested and payable in cash on each distribution payment date.

(14)
Represents the unvested portion of phantom units granted to Mr. Goebel in December 2017. These phantom units will vest in 30,000 unit increments on January 1, 2020, 2021, 2022 and 2023. The phantom units have associated DERs that are currently vested and payable in cash on each distribution payment date.

Option Exercises and Units Vested
The following table sets forth certain information regarding the vesting of phantom units during the fiscal year ended December 31, 2019 with respect to our Named Executive Officers.
Unit Awards
Name	Number of Units Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Willie Chiang	73,000	1,737,400(2)
	120,000	2,871,600(3)
	91,000	1,979,250(4)

Harry N. Pefanis	—	—

Al Swanson	15,000	357,000(2)
	81,000	1,938,330(3)
	46,000	1,000,500(4)

Richard McGee	12,500	297,500(2)
	81,000	1,938,330(3)
	46,000	1,000,500(4)

Chris Chandler	37,500	892,500(2)

Jeremy Goebel	10,000	238,000(2)
	18,333	438,709(3)
	24,333	529,243(4)
	30,000	601,200(5)
(1)
Represents the gross number of phantom units that vested during the year ended December 31, 2019. The actual number of units delivered was net of income tax withholding.

(2)
Consistent with the terms of the applicable Long-Term Incentive Plan, the value realized upon vesting is computed by multiplying the closing market price ($23.80) of PAA’s common units on February 13, 2019 (the date preceding the vesting date) by the number of units that vested.

(3)
Consistent with the terms of the applicable Long-Term Incentive Plan, the value realized upon vesting is computed by multiplying the closing market price ($23.93) of PAA’s common units on May 14, 2019 (the date preceding the vesting date) by the number of units that vested.

(4)
Consistent with the terms of the applicable Long-Term Incentive Plan, the value realized upon vesting is computed by multiplying the closing market price ($21.75) of PAA’s common units on August 13, 2019 (the date preceding the vesting date) by the number of units that vested.

(5)
Consistent with the terms of the applicable Long-Term Incentive Plan, the value realized upon vesting is computed by multiplying the closing market price ($20.04) of PAA’s common units on December 31, 2018 (the date preceding the vesting date) by the number of units that vested.

Pension Benefits
GP LLC sponsors a 401(k) plan that is available to all U.S. employees. We do not maintain any pension or defined benefit programs in which any of our employees, including the Named Executive Officers, participate.

Nonqualified Deferred Compensation and Other Nonqualified Deferred Compensation Plans
We do not maintain any nonqualified deferred compensation plans or programs in which any of our employees, including our Named Executive Officers, participate.
Potential Payments upon Termination or Change-in-Control
The following table sets forth potential amounts payable to the Named Executive Officers upon termination of employment under various circumstances, and as if terminated on December 31, 2019.
	By Reason of Death ($)	By Reason of Disability ($)	By Company without Cause ($)	By Executive with Good Reason ($)	In Connection with a Change In Control ($)
Willie Chiang(9)
Equity Compensation	2,133,240(1)	2,133,240(1)	8,123,599(2)	—	13,640,599(3)
AAP Management Units	5,023,962(10)	5,023,962(10)	5,023,962(4)	5,023,962(4)	5,023,962(5)
Total	7,157,202	7,157,202	13,147,561	5,023,962	18,664,561
Harry N. Pefanis(9)
Salary and Bonus	3,800,000(6)	3,800,000(6)	3,800,000(6)	3,800,000(6)	5,700,000(7)
Health Benefits	—	64,113(8)	64,113(8)	64,113(8)	64,113(8)
Total	3,800,000	3,864,113	3,864,113	3,864,113	5,764,113
Al Swanson(9)
Equity Compensation	1,121,790(1)	1,121,790(1)	2,046,807(2)	—	2,046,807(3)
Total	1,121,790	1,121,790	2,046,807	—	2,046,807
Richard McGee(9)
Equity Compensation	1,075,815(1)	1,075,815(1)	2,000,832(2)	—	2,000,832(3)
AAP Management Units	—(11)	—(11)	1,964,201(4)	1,964,201(4)	1,964,201(5)
Total	1,075,815	1,075,815	3,965,033	1,964,201	3,965,033
Chris Chandler(9)
Equity Compensation	3,172,275(1)	3,127,275(1)	5,936,292(2)	—	13,292,292(3)
Total	3,172,275	3,127,275	5,936,292	—	13,292,292
Jeremy Goebel(9)
Equity Compensation	2,838,202(1)	2,838,202(1)	5,602,219(2)	—	12,958,219(3)
AAP Management Units	—(11)	—(11)	167,471(4)	167,471(4)	167,471(5)
Total	2,838,202	2,838,202	5,769,690	167,471	13,125,690
(1)
The letter evidencing the 2015 phantom unit grant awarded to Mr. Chiang provides that in the event of his death or disability, all of his then outstanding phantom units and associated DERs will be deemed nonforfeitable, and (i) any unvested phantom units that had satisfied all of the vesting criteria as of the date of his termination but for the passage of time would vest on the next following distribution date and (ii) the remaining unvested outstanding phantom units will vest on the distribution date on which the vesting criteria is met.

The letters evidencing the 2016 phantom unit grants awarded to Messrs. Chiang, Swanson, McGee and Goebel, and the letter evidencing the August 2018 phantom unit grant to Mr. Chiang provide that in the event of their death or disability after the second anniversary of the date of the applicable grant, all of their then outstanding phantom units awarded under such grants will be deemed nonforfeitable and will vest on the next following distribution date (and any associated DERs shall not be forfeited but shall vest, be payable and expire according to the terms of the applicable phantom unit grant letter).
The letters evidencing the March 2018 phantom unit grants awarded to Messrs. Chiang, Swanson, McGee and Goebel, the August 2019 phantom unit grants awarded to Messrs. Chiang, Swanson, McGee, Chandler and Goebel and the May 2018 grant of 75,000 phantom units awarded to Mr. Chandler provide that in the event of their death or disability after the first anniversary of the date of the applicable grant, all of their then outstanding phantom units awarded under such grants will be deemed nonforfeitable and will vest on the next following distribution date (and any associated DERs shall not be forfeited but shall vest, be payable and expire according to the terms of the applicable phantom unit grant letter).
The letters evidencing the July 2015 and December 2017 phantom unit grants awarded to Mr. Goebel, and the May 2018 grant of 135,000 phantom units awarded to Mr. Chandler provide that in the event of their death or disability, all of their then outstanding phantom units awarded under such grants will be deemed nonforfeitable and will vest on the next following distribution date (and any associated DERs shall not be forfeited but shall vest, be payable and expire according to the terms of the applicable phantom unit grant letter).
The letters evidencing the November 2019 phantom unit grants awarded to Messrs. Chandler and Goebel provide that in the event of their death or disability after the second anniversary of the date of grant, all of their then outstanding phantom units awarded under such grants and associated DERs will be deemed nonforfeitable, and (i) 50% will vest on the next distribution date and (ii) any remaining unvested phantom units that had satisfied all of the vesting criteria as of the date of his termination but for the passage of time would also vest on the next following distribution date.
For these purposes, “disability” means a physical or mental infirmity that impairs the ability substantially to perform duties for a period of eighteen (18) months or that the general partner otherwise determines constitutes a disability.
Assuming death or disability occurred on December 31, 2019, (A) all of the phantom units and associated DERs held by Messrs. Chiang, Swanson, McGee and Goebel pursuant to their 2016 and March 2018 grant letters, all of the phantom units and associated DERs held by Mr. Chiang pursuant to his 2015 grant letter, all of the phantom units and associated DERs held by Mr. Chandler pursuant to his May 2018 grant letters, and all of the phantom units and associated DERs held by Mr. Goebel pursuant to his 2015 grant letter and 2017 grant letter would have become nonforfeitable as of such date and would have vested on the February 2020 distribution date, and (B) all of the phantom units and associated DERs held by Mr. Chiang pursuant to his August 2018 grant letter, all of the phantom units and associated DERs held by Messrs. Chiang, Swanson, McGee, Chandler and Goebel pursuant to their August 2019 grant letters and all of the phantom units and associated DERs held by Messrs. Chandler and Goebel pursuant to their November 2019 grant letters would have been forfeited. The dollar value given is based on the market value of PAA’s common units on December 31, 2019 ($18.39 per unit).
(2)
Other than as described below, pursuant to the grant letters for the currently outstanding phantom unit grants awarded to the NEOs, if GP LLC terminated their employment other than for cause (as defined in footnote 3 below), all of their unvested phantom units awarded under such grants and associated DERs shall be deemed nonforfeitable on the date of such termination and shall vest on the next following distribution date.

The phantom units granted to Messrs. Chandler and Goebel in November 2019 also provide that if Mr. Chandler’s or Mr. Goebel’s employment is terminated other than for cause (as defined in footnote 3 below), a portion of the unvested phantom units will be deemed nonforfeitable and will vest on the next following distribution date, with the size of the portion starting at 20% for a termination prior to November 20, 2021, and increasing by 20% per year thereafter such that 100% of the unvested phantom units would be deemed nonforfeitable following a termination other than for cause on or after November 20, 2024.
Mr. Chiang’s August 2018 phantom unit grant provides that if his employment is terminated other than for cause (as defined in footnote 3 below) a portion of the unvested phantom units will be deemed nonforfeitable and will vest on the next following distribution date, with the size of the portion starting at 20% for a termination prior to October 1, 2019, and increasing by 20% per year thereafter such that 100% of the unvested phantom units would be deemed nonforfeitable following a termination other than for cause on or after October 1, 2021. Mr. Chiang’s amended and restated employment agreement also provides that his 2015 phantom unit grant will vest in full if he is terminated by GP LLC other than for cause prior to December 31, 2019 (see “— Employment Contracts” for additional information regarding Mr. Chiang’s employment agreement). Assuming our Named Executive Officers were terminated without cause on December 31, 2019, (i) all of the phantom units covered by the 2016 and March 2018 phantom unit grants held by Messrs. Chiang, Swanson, McGee and Goebel, all of the phantom units covered by the August 2019 phantom unit grants held by Messrs. Chiang, Swanson, McGee, Chandler and Goebel, all of the phantom units covered by the 2015 phantom unit grants held by Messrs. Chiang and Goebel, all of the phantom units covered by the December 2017 phantom unit grant held by Mr. Goebel, all of the phantom units covered by the May 2018 phantom unit grants held by Mr. Chandler, 20% of the phantom units covered by the November 2019 phantom unit grants held by Messrs. Chandler and Goebel and 40% of the phantom units covered by the August 2018 phantom unit grant held by Mr. Chiang would have vested on the February 2020 distribution date, and (ii) all remaining phantom units held by our Named Executive Officers would have become automatically forfeited as of such date of termination. The dollar value given is based on the market value of PAA’s common units on December 31, 2019 ($18.39 per unit).
(3)
The letters evidencing phantom unit grants awarded to the Named Executive Officers provide that in the event of a change in status (as defined below), all of the then outstanding phantom units awarded under such grants and associated DERs will be deemed nonforfeitable, and such phantom units will vest in full (i.e., the phantom units will become payable in the form of one common unit per phantom unit) upon the next following distribution date. Assuming that a change in status occurred on December 31, 2019, all outstanding phantom units awarded under such grants and the associated DERs would have become nonforfeitable as of December 31, 2019, and such phantom units would vest on the February 2020 distribution date. The dollar value given is based on the market value of PAA’s common units on December 31, 2019 ($18.39 per unit).

The phrase “change in status” means, with respect to a Named Executive Officer, the occurrence, during the period beginning two and a half months prior to and ending one year following a change of control (as defined below), of any of the following: (A) the termination of employment by GP LLC other than a termination for cause (as defined below), (B) the termination of employment by the Named Executive Officer due to the occurrence, without the Named Executive Officer’s written consent, of (i) any material diminution in the Named Executive Officer’s authority, duties or responsibilities, (ii) any material reduction in the Named Executive Officer’s base salary or (iii) any other action or inaction that would constitute a material breach of the agreement by GP LLC, or, in the case of phantom unit grants awarded after 2016, (C) the termination of employment as a result of retirement on terms and timing that are approved by the CEO (or the Board in the case of the CEO).
The phrase “change of control” is defined in phantom unit grants awarded in 2015, 2016, 2017 and March 2018 to mean, and is deemed to have occurred upon the occurrence of, one or more of the following events: (i) the Persons who owned member interests in PAGP GP immediately following the closing of PAGP’s initial public offering, including PAGP, and the respective Affiliates of such Persons (such owners and Affiliates being referred to as the “Owner Affiliates”), cease to own directly or indirectly at least 50% of the membership interests of such entity; (ii) (x) a “person” or “group” other than the Owner Affiliates becomes the “beneficial owner” directly or indirectly of 25% or more of the member interest in the general partner of PAGP, and (y) the member interest beneficially owned by such “person” or “group” exceeds the aggregate member interest in the general partner of PAGP beneficially owned, directly or indirectly, by the Owner Affiliates; or (iii) a direct or indirect transfer, sale, exchange or other disposition in a single transaction or series of transaction (whether by merger or otherwise) of all or substantially all of the assets of PAGP or PAA to one or more Persons who are not Affiliates of PAGP (“third party or parties”), other than a transaction in which the Owner Affiliates continues to beneficially own, directly or indirectly, more than 50% of the issued and outstanding voting securities of such third party or parties immediately following such transaction.
The phrase “change of control” is defined in the phantom unit grants awarded in 2019 and to Mr. Chiang in August 2018 to mean, and is deemed to have occurred upon the occurrence of, one or more of the following events: (i) any Person (other than PAGP and any affiliate of PAGP that is controlled by PAGP) becomes the beneficial owner, directly or indirectly (in one transaction or a series of related transactions and whether by merger or otherwise), of 50% or more of the membership interest in PAGP GP; (ii) any Person (other than PAGP GP, PAGP or any affiliate of PAGP that is controlled by PAGP) acquires (in one transaction or a series of related transactions and whether by merger or otherwise) direct or indirect control of the general partner interest of PAGP; (iii) PAGP ceases to retain direct or indirect control (in one transaction or a series of related transactions and whether by merger or otherwise)

of the general partner of PAA; or (iv) the consummation of a reorganization, merger or consolidation with, or any direct or indirect sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of PAA to, one or more Persons (other than PAGP or any affiliates of PAGP that are controlled by PAGP). As used in this definition, “Person” shall include any “partnership, limited partnership, syndicate or other group” constituting a “person” within the meaning of such terms pursuant to Sections 13(d) and 14(d) of the Exchange Act.
“Cause” is defined in Mr. Chiang’s 2015 phantom unit grant agreement as (i) substantial failure to perform the duties and responsibilities of his position at an acceptable level as reasonably determined in good faith by the CEO and President of GP LLC (or if Mr. Chiang is the CEO, by vote of the Board) and after written notice specifying such failure in detail and after a reasonable period under the circumstances (determined by the CEO, or alternatively the Board, in good faith) such failure has continued without full correction by the executive, (ii) the executive’s conviction of or guilty plea to the committing of an act or acts constituting a felony under the laws of the United States or any state thereof or any misdemeanor involving moral turpitude, or (iii) violation of GP LLC’s Code of Business Conduct (unless waived in accordance with the terms thereof), in each case with the specific failure or violation described in writing.
“Cause” is defined in Mr. Goebel’s 2015 phantom unit grant agreement as (i) failure to perform the duties and responsibilities of his position at an acceptable level as reasonably determined in good faith by the CEO of GP LLC or (ii) violation of GP LLC’s Code of Business Conduct (unless waived in accordance with the terms thereof), in each case with the specific failure or violation described in writing.
“Cause” is defined in the 2016, 2017, 2018 and 2019 phantom unit grant agreements as (i) failure to perform the duties and responsibilities of a position at an acceptable level as reasonably determined in good faith by the CEO of GP LLC (or by the Board in the case of the CEO), (ii) the conviction of or guilty plea to the committing of an act or acts constituting a felony under the laws of the United States or any state thereof  (or Canada or any province thereof) or any misdemeanor involving moral turpitude, or (iii) violation of GP LLC’s Code of Business Conduct (unless waived in accordance with the terms thereof), in the case of clauses (i) and (iii) with the specific failure or violation described in writing.
(4)
Pursuant to the AAP Management Unit grant agreements of Messrs. Chiang, McGee and Goebel, AAP retained a call right to purchase any earned AAP Management Units at a discount to fair market value equal to 25%, 50%, or 75% of fair market value depending on the date of exercise of the call right (which value is referred to in the AAP Management Unit grant agreements as the “Call Value” as defined below) of such AAP Management Units, which call right is exercisable upon the termination of such Named Executive Officer’s employment with GP LLC and its affiliates prior to a stated date (January 1, 2020 for Mr. McGee’s 2011 grant, January 1, 2021 for Mr. McGee’s 2013 grant, and January 1, 2023 for Mr. Chiang’s and Mr. Goebel’s grants; such dates being referred to as the “Applicable Stated Date”); provided, however, that such call right is not applicable (i) in the case of the termination of such Named Executive Officer’s employment without cause (defined below), (ii) in the event of a resignation by such Named Executive Officer with good reason (defined below), and (iii) in Mr. Chiang’s case, termination of employment due to his death or disability. Additionally, Mr. Chiang’s amended and restated employment agreement provides that his AAP Management Units will vest in full if he is terminated by GP LLC other than for cause (as defined below) prior to December 31, 2019 (see “—Employment Contracts” for additional information regarding Mr. Chiang’s amended and restated employment agreement). If Messrs. Chiang, McGee or Goebel are terminated without cause or terminate their employment for good reason, or if such Named Executive Officer remains employed past their Applicable Stated Date, or, in the case of Mr. Chiang, if his employment is terminated due to his death or disability, any earned AAP Management Units are no longer subject to the call right and are deemed to have “vested.” As of December 31, 2019, all of the AAP Management Units held by Messrs. Chiang, McGee and Goebel had been earned. Assuming a termination of employment without cause or for good reason on December 31, 2019, all of the AAP Management Units held by Messrs. Chiang, McGee and Goebel would become vested and would no longer be subject to the call right. Because the call right provides for a discounted purchase price relative to fair market value as described above, the applicable Named Executive Officer would “benefit” from a termination other than for cause or for good reason by virtue of the fact that such officer’s AAP Management Units could no longer be purchased by AAP at such discount. The value reflected in the table represents the implied value of such “benefit”, calculated as of December 31, 2019 by (i) assuming that the AAP Management Units are converted into AAP units based on the conversion factor of approximately 0.941 AAP units and PAGP Class B shares for each AAP Management Unit, (ii) assuming the exchange of the resulting AAP units and PAGP Class B shares for PAGP Class A shares on a one-for-one basis, and (iii) multiplying such resulting number of PAGP Class A shares by an amount equal to the applicable percentage, taking the applicable discount into account, of the closing market price ($18.95) of PAGP’s Class A shares at December 31, 2019 (the last trading day of the fiscal year).
“Cause” is defined in Mr. McGee’s and Mr. Goebel’s AAP Management Unit grant agreement as (i) a reasonable determination made in good faith by the CEO that the executive has substantially failed to perform the duties and responsibilities of his position at an acceptable level and after written notice specifying such failure in reasonable detail, (ii) the executive’s conviction of or guilty plea to the committing of an act or acts constituting a felony under the laws of the United States or any state thereof or any misdemeanor involving moral turpitude, or (iii) executive’s violation of PAA’s Code of Business Conduct (unless waived), provided that executive is provided written notice of such violation. For Mr. Chiang, “Cause” is defined as (i) substantial failure to perform the duties and responsibilities of his position at an acceptable level as reasonably determined in good faith by the CEO and President of GP LLC (or if Mr. Chiang is the CEO, by vote of the Board) and after written notice specifying such failure in detail and after a reasonable period under the circumstances (determined by the CEO, or alternatively the Board, in good faith) such failure has continued without full correction by the executive, (ii) the executive’s conviction of or guilty plea to the committing of an act or acts constituting a felony under the laws of the United States or any state thereof or any misdemeanor involving moral turpitude, or (iii) violation of GP LLC’s Code of Business Conduct (unless waived in accordance with the terms thereof), in each case with the specific failure or violation described in writing.
“Good Reason” is defined in the AAP Management Unit grant agreements as (i) any material breach by AAP of executive’s AAP Management Unit grant agreement, (ii) the failure of any successor of AAP to assume executive’s AAP Management Unit grant agreement, or (iii) any material overall reduction the executive’s authority, responsibilities or duties.
“Call Value” is defined in the AAP Management Unit grant agreements as the product of the applicable conversion factor and the closing sales price of the PAGP Class A shares on the applicable date.
(5)
Pursuant to the AAP Management Unit grant agreements, upon the occurrence of a Change in Control, any earned AAP Management Units become vested units. Mr. Chiang’s amended and restated employment agreement also provides that his AAP Management Units will vest in full if GP LLC terminates his employment other than for cause prior to December 31, 2019 (see “— Employment Contracts” for additional information regarding Mr. Chiang’s employment agreement). As of December 31, 2019, all of the AAP Management Units held by Messrs. Chiang, McGee and Goebel had been earned. Accordingly, assuming that a Change in Control occurred on December 31, 2019, all of the AAP Management Units held by Messrs. Chiang, McGee and Goebel would become vested and would no longer be subject to the call right. The value reflected in the table above for Messrs. Chiang, McGee and Goebel represents the implied value of such “benefit”, calculated as of December 31, 2019 by (i) assuming that such executive’s vested AAP Management Units are converted into AAP units based on the conversion factor of approximately 0.941 AAP units and PAGP Class B shares for each AAP Management Unit, (ii) assuming the exchange of the resulting AAP units and PAGP Class B shares for PAGP Class A shares on a one-for-one basis, and (iii) multiplying such resulting number of PAGP Class A shares by an amount equal to the applicable percentage, taking the applicable discount into account, of the closing market price ($18.95) of PAGP’s Class A shares at December 31, 2019 (the last trading day of the fiscal year).

“Change in Control” means the determination by the Board that one of the following events has occurred: (i) the Persons who own member interests in PAGP GP immediately following the closing of PAGP’s initial public offering, including PAGP, and the respective Affiliates of such Persons (such owners and Affiliates being referred to as the “Owner Affiliates”), cease to own directly or indirectly at least 50% of the membership interests of such entity; (ii) (x) a “person” or “group” other than the Owner Affiliates becomes the “beneficial owner” directly or indirectly of 25% or more of the member interest in the general partner of PAGP, and (y) the member interest beneficially owned by such “person” or “group” exceeds the aggregate member interest in the general partner of PAGP beneficially owned, directly or indirectly, by the Owner Affiliates; or (iii) a direct or indirect transfer, sale, exchange or other disposition in a single transaction or series of transaction (whether by merger or otherwise) of all or substantially all of the assets of PAGP or PAA to one or more Persons who are not Affiliates of PAGP (“third party or parties”), other than a transaction in which the Owner Affiliates continue to beneficially own, directly or indirectly, more than 50% of the issued and outstanding voting securities of such third party or parties immediately following such transaction.
(6)
Mr. Pefanis’ employment agreement provides that if  (i) his employment is terminated as a result of his death, (ii) he terminates his employment (a) because of a disability (as defined in Section 409A of the Code) or (b) for good reason (as defined below), or (iii) GP LLC terminates his employment without cause (as defined below), he is entitled to a lump-sum amount equal to the product of  (1) the sum of his (a) highest annual base salary paid prior to his date of termination and (b) highest annual bonus paid or payable for any of the three years prior to the date of termination, and (2) the lesser of  (i) two or (ii) the number of days remaining in the term of his employment agreement divided by 360. The amount provided in the table assumes a termination date of December 31, 2019 with two years remaining on the term of his agreement, and also assumes a highest annual base salary of  $400,000 and highest annual bonus of  $1,500,000.

Mr. Pefanis’ employment agreement defines “cause” as (i) willfully engaging in gross misconduct, or (ii) conviction of a felony involving moral turpitude. Notwithstanding, no act, or failure to act, on his part is “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that such act or omission was in the best interest of GP LLC or otherwise likely to result in no material injury to GP LLC. However, Mr. Pefanis will not be deemed to have been terminated for cause unless and until there is delivered to him a copy of a resolution of the Board at a meeting held for that purpose (after reasonable notice and an opportunity to be heard), finding that Mr. Pefanis was guilty of the conduct described above, and specifying the basis for that finding. If Mr. Pefanis were terminated for cause, GP LLC would be obligated to pay base salary through the date of termination, with no other payment obligations triggered by the termination under the employment agreement or other employment arrangement.
Mr. Pefanis’ employment agreement defines “good reason” as the occurrence of any of the following circumstances: (i) removal by GP LLC from, or failure to re-elect him to, the position to which Mr. Pefanis was appointed pursuant to his employment agreement, except in connection with his termination for cause (as defined above); (ii) (a) a reduction in his rate of base salary (other than in connection with across-the-board salary reductions for all executive officers of GP LLC) unless such reduction reduces his base salary to less than 85% of his current base salary, (b) a material reduction in his fringe benefits, or (c) any other material failure by GP LLC to comply with its obligations under the employment agreement to pay his annual salary and bonus, reimburse his business expenses, provide for his participation in certain employee benefit plans and arrangements, furnish him with suitable office space and support staff, or allow him no less than 15 business days of paid vacation annually; or (iii) the failure of GP LLC to obtain the express assumption of the employment agreement by a successor entity (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of GP LLC.
(7)
Pursuant to his employment agreement, if Mr. Pefanis terminates his employment with GP LLC within three months of a change in control (as defined below), he is entitled to a lump-sum payment in an amount equal to the product of  (i) three and (ii) the sum of  (a) his highest annual base salary previously paid to him and (b) his highest annual bonus paid or payable for any of the three years prior to the date of such termination. The amount provided in the table assumes a change in control and termination date of December 31, 2019, and also assumes a highest annual base salary of  $400,000 and highest annual bonus of  $1,500,000.

In conjunction with events occurring in 2005, 2010 and 2013, Mr. Pefanis executed various agreements waiving his right to terminate his employment and receive separation benefits under his employment agreement. In connection with such waivers, the definition of  “Change in Control” in Mr. Pefanis’ employment agreement was modified to mean, and will be deemed to occur upon, one or more of the following events: (i) any person (other than PAGP or its wholly owned subsidiaries), including any partnership, limited partnership, syndicate or other group deemed a “person” for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), becomes the beneficial owner, directly or indirectly, of 50% or more of the membership interest in GP LLC or 50% or more of the outstanding limited partnership interest of PAGP; (ii) any person (other than PAGP or its wholly owned subsidiaries), including any partnership, limited partnership, syndicate or other group deemed a “person” for purposes of Section 13(d) or 14(d) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of 50% or more of the membership interest in PAGP GP; (iii) PAGP ceases to beneficially own, directly or indirectly, more than 50% of the membership interest in GP LLC; (iv) the “Owner Affiliates”, as defined in such agreements, cease to beneficially own, directly or indirectly, more than 50% of the membership interest in PAGP GP; or (v) there has been a direct or indirect transfer, sale, exchange or other disposition in a single transaction or series of transactions (whether by merger or otherwise) of all or substantially all of the assets of PAGP or PAA to one or more persons who are not affiliates of PAGP (“third party” or “parties”), other than a transaction in which the Owner Affiliates continue to beneficially own, directly or indirectly, more than 50% of the issued and outstanding voting securities of such third party or parties immediately following such transaction.
(8)
Pursuant to his employment agreement, if Mr. Pefanis is terminated other than (i) for cause (as defined in footnote 6 above), (ii) by reason of death or (iii) by resignation (unless such resignation is due to a disability or for good reason (each as defined in footnote 6 above)), then he is entitled to continue to participate, for a period which is the lesser of two years from the date of termination or the remaining term of the employment agreement, in such health and accident plans or arrangements as are made available by GP LLC to its executive officers generally. The amounts provided in the table assume a termination date of December 31, 2019 with two years remaining on the term of his agreement.

(9)
If Messrs. Chiang, Pefanis, Swanson, McGee, Chandler or Goebel were terminated for cause, GP LLC would be obligated to pay base salary through the date of termination, with no other payment obligation triggered by the termination under any employment arrangement.

(10)
Mr. Chiang’s AAP Management Unit grant agreement provides that in the event of his death or disability, AAP will not have a call right and all of his earned AAP Management Units will vest. As of December 31, 2019, all of Mr. Chiang’s AAP Management Units had been earned. The dollar value given assumes Mr. Chiang’s death or disability on December 31, 2019 and represents the implied value of such “benefit,” calculated as of December 31, 2019 by (i) assuming that Mr. Chiang’s vested AAP Management Units are converted into AAP units based on the conversion factor of approximately 0.941 AAP units and PAGP Class B shares for each AAP Management Unit, (ii) assuming the exchange of the resulting AAP units and PAGP Class B shares for PAGP Class A shares on a one-for-one basis, and (iii) multiplying such resulting number of PAGP Class A shares by the closing market price ($18.95) of PAGP’s Class A shares at December 31, 2019 (the last trading day of the fiscal year).

(11)
Under the AAP Management Unit grant agreements for Messrs. McGee and Goebel, their death or disability would trigger AAP’s call right, which is assumed to be exercised.

Confidentiality, Non-Compete and Non-Solicitation Arrangements
Pursuant to his employment agreement, Mr. Chiang has agreed to maintain the confidentiality of certain information and not to solicit customers, assets and employees for two years following termination of his employment. Mr. Pefanis has agreed to maintain the confidentiality of PAA information for a period of one year following the termination of his employment. Messrs. McGee and Chandler have each agreed to maintain the confidentiality of certain information and not to solicit customers for a period of two years after termination of their employment.
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Willie Chiang, our CEO during 2019:
•
The annual total compensation for Mr. Chiang for 2019 was approximately $4,141,000.

•
The annual total compensation for the median employee for 2019 was approximately $109,000.

•
The ratio of Mr. Chiang’s pay to the pay of our median employee for 2019 was approximately 38 to 1.

PAA’s median employee was identified as of December 31, 2019 using the following methodology:
•
A list was prepared of all individuals, excluding the CEO, who were employed by PAA on December 31, 2019. We included all U.S. and Canadian employees.

•
Basic wage data for each U.S. employee was extracted from Form W-2 information provided to the Internal Revenue Service for calendar year 2019. Basic wage data for each Canadian employee was extracted from Form T4 information provided to the Canada Revenue Agency for calendar year 2019 and converted to U.S. dollars. This information was then sorted and the median employee was identified.

The median employee’s annual total compensation for 2019 was determined using the same methodology we used for determining the annual total compensation for the Named Executive Officers as set forth in the 2019 Summary Compensation Table.
Compensation of Directors
The following table sets forth a summary of the compensation paid to each person who served as a director of PAGP GP in 2019 (other than Messrs. Chiang and Pefanis, who were not compensated as directors and whose compensation is set forth in the Summary Compensation Table above):
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Greg Armstrong(2)	250,000	—	17,760	267,760
Victor Burk	90,000	114,318	—	204,318
Oscar K. Brown(3)	56,250	—	—	56,250
Everardo Goyanes	105,000	114,318	—	219,318
Gary R. Petersen	75,000	114,318	—	189,318
Alexandra Pruner	90,000	114,318	—	204,318
John T. Raymond	75,000	91,323	—	166,323
Bobby S. Shackouls	85,000	114,318	—	199,318
Robert V. Sinnott	85,000	91,323	—	176,323
J. Taft Symonds	90,000	114,318	—	204,318
Christopher M. Temple	75,000	114,318	—	189,318

(1)
The dollar value of LTIPs granted during 2019 is based on the grant date fair value computed in accordance with FASB ASC Topic 718. See Note 18 to our Consolidated Financial Statements included in our 2019 Annual Report for additional discussion regarding the calculation of grant date fair values. In August 2019, the directors received LTIP awards for PAGP phantom Class A shares as follows: Burk — 5,220; Goyanes — 5,220; Petersen — 5,220; Pruner — 5,220; Raymond — 4,170; Shackouls — 5,220; Sinnott — 4,170; Symonds — 5,220 and Temple — 5,220. Upon vesting of director LTIP awards in August 2019, a cash payment of  $65,750 was made to Occidental as directed by Mr. Brown. Such cash payment was based on the unit value of Mr. Sinnott’s award on the previous year’s vesting date. As of December 31, 2019, the number of outstanding PAA LTIPs held by our directors was as follows: Burk — 10,000; Petersen — 7,500; Shackouls — 7,500; Sinnott — 5,000 and Symonds — 10,000. As of December 31, 2019, the number of outstanding PAGP LTIPs held by our directors was as follows: Burk — 10,099; Goyanes — 20,099; Petersen — 10,099; Pruner — 22,668; Raymond — 13,073; Shackouls — 10,099; Sinnott — 8,073; Symonds — 10,099 and Temple — 17,559.

(2)
Mr. Armstrong served as non-executive Chairman of the Board during 2019 and was compensated for his services as an employee. For 2019, he received a salary of  $250,000 and other compensation of $17,760 (comprising 401(k) plan matching contributions and premium payments for group term life insurance). Beginning January 1, 2020, Mr. Armstrong will continue to serve as a director and will also serve as Senior Advisor to the CEO for up to a two-year term. Pursuant to his employment agreement, which was amended and restated effective January 1, 2020, Mr. Armstrong will continue to receive an annual salary of  $250,000 for these services.

(3)
Mr. Brown served as Occidental’s designated director until September 2019. His compensation was assigned to Occidental.

Each director who is not an employee of GP LLC is reimbursed for any travel, lodging and other out-of-pocket expenses related to meeting attendance or otherwise related to service on the Board (including, without limitation, reimbursement for continuing education expenses). Each non-employee director is currently paid an annual retainer fee of  $75,000; however, the annual retainer fee for the director designated by Occidental was paid to Occidental. Messrs. Chiang and Pefanis are otherwise compensated for their services as employees and therefore receive no separate compensation for services as directors. In addition to the annual retainer, each committee chairman (other than the audit committee chairman) receives $10,000 annually. The chairman of the audit committee receives $30,000 annually, and the other members of the audit committee receive $15,000 annually, in each case, in addition to the annual retainer. Beginning on January 1, 2020, the Lead Director (Mr. Shackouls) began receiving $35,000 annually in addition to the annual retainer.
Our non-employee directors receive LTIP awards as part of their compensation. Prior to August 2018, the directors received LTIP awards denominated in either PAA phantom units or PAGP phantom Class A shares based on a one-time election made by each director. Such LTIP awards vested 25% on the August distribution date of each year, with an automatic re-grant of an additional 25% immediately upon each such vesting, together with associated DERs. In August 2018, the automatic re-grant feature of the existing director LTIP awards was eliminated and directors began to receive annual grants of LTIP awards for PAGP phantom Class A shares having a market value on the date of grant equal to approximately $125,000 for independent directors and approximately $100,000 for designated directors. The annual LTIP awards will vest (become payable in PAGP Class A shares on a one-for-one basis) in August four years after the date of grant, and include associated DERs.
In connection with his appointment to the Board in January 2020, Mr. Ziemba received an initial LTIP award for 23,490 PAGP phantom Class A shares that will vest (become payable in PAGP Class A shares on a one-for-one basis) in August of each year for the next four years commencing in August 2020 and continuing through August 2023. This initial grant was sized so that the number of phantom Class A shares vesting each August will have a market value on the date of such initial grant equal to approximately $125,000 (or pro rata portion thereof for the period from January 2020 through August 2020), based on a VWAP per unit for the 10-trading day period immediately preceding the date of grant. As each tranche of phantom Class A shares vests, they will be replaced with a new grant of phantom Class A shares having a market value on the date of grant equal to approximately $125,000 (based on the then applicable VWAP) and that will vest four years after the date of grant. The phantom Class A shares awarded to Mr. Ziemba include associated DERs.
All director LTIP awards vest in full upon the next following distribution date after the death or disability (as determined in good faith by the Board) of the director. The awards also vest in full if a director (i) retires (no longer with full-time employment and no longer serving as an officer or director of any public company) or (ii) is removed from the Board or is not reelected to the Board, unless such removal or failure to reelect is for “Cause,” as defined in the PAGP GP LLC Agreement.

Reimbursement of Expenses of PAA’s General Partner and its Affiliates
PAA does not pay its general partner a management fee, but it does reimburse its general partner for all direct and indirect costs of services provided to PAA, incurred on PAA’s behalf, including the costs of employee, officer and director compensation and benefits allocable to PAA, as well as all other expenses necessary or appropriate to the conduct of PAA’s business, allocable to PAA. PAA records these costs on the accrual basis in the period in which PAA’s general partner incurs them. PAA’s partnership agreement provides that its general partner will determine the expenses that are allocable to PAA in any reasonable manner determined by its general partner in its sole discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Plains GP Holdings, L.P.
Our Class A, Class B and Class C shares outstanding represent 100% of our voting securities. The following table sets forth certain information regarding the beneficial ownership of our Class A, Class B and Class C shares as of March 23, 2020 (unless otherwise noted) by each person who is known to us to beneficially own more than 5% of our Class A shares, each person who is known to us to beneficially own more than 5% of our Class B shares, each person who is known to us to beneficially own more than 5% of our Class C shares, the Named Executive Officers, our directors, and all directors and executive officers as a group. Holders of our Class A, Class B and Class C shares are entitled to vote on all matters presented at the Annual Meeting.
Name of Beneficial Owner and Address (in the case of Owners of more than 5%)	Class A Shares Beneficially Owned(1)	Percentage of Class A Shares Beneficially Owned	Class B Shares Beneficially Owned(1)(2)	Percentage of Class B Shares Beneficially Owned(2)	Class C Shares Beneficially Owned(3)	Percentage of Class C Shares Beneficially Owned	Percentage of Class A, B and C Shares Combined
Tortoise Capital Advisors, L.L.C.(4) 5100 W 115th Place Leawood, KS 66211	12,708,176	6.9%	—	—	38,736,270	7.0%	6.4%
Chickasaw Capital Management, LLC(5) 6075 Poplar Avenue, Suite 720 Memphis, TN 38119	9,966,216	5.4%	—	—	—	—	1.2%
Kayne Anderson Capital Advisors, L.P./Richard A. Kayne(6) 1800 Avenue of the Stars, 3rd Floor Los Angeles, CA 90067	5,856,050	3.2%	—	—	19,926,558	3.6%	3.2%
EMG Investment, LLC 2229 San Felipe, Suite 1300 Houston, TX 77019	—	—	6,220,955	9.7%	—	—	*
KAFU Holdings (QP), L.P. et al 1800 Avenue of the Stars, 3rd Floor Los Angeles, CA 90067	—	—	18,338,133	28.5%	—	—	2.3%
Plains All American Pipeline, L.P. 333 Clay Street, Suite 1600 Houston, TX 77002	—	—	—	—	550,707,207	100%	69.0%
Willie Chiang	241,704	*	353,489(7)	*	223,302	*	*
Harry N. Pefanis	233,653	*	3,768,988	5.9%	650,194	*	*
Al Swanson	1,351,839	*	—	—	234,357	*	*
Richard McGee	2,500	*	429,346(8)	*	240,473	*	*
Chris Chandler	—	—	—	—	28,340	*	*
Jeremy Goebel	1,314	*	35,350(9)	*	108,051	*	*
Greg L. Armstrong	1,865,812	1.0%	4,492,268	7.0%	1,508,418	*	*
Victor Burk	10,138(10)	*	—	—	27,043	*	*
Everardo Goyanes	57,305(10)	*	—	—	88,400	*	*
Gary R. Petersen	3,755(10)	*	—	—	25,417,820	4.6%	3.2%
Alexandra Pruner	3,936(10)	*	—	—	—	—	*
John T. Raymond	248,031(10)	*	17,679,691(11)	27.5%	21,975,875	4.0%	5.0%
Bobby S. Shackouls	9,012(10)	*	—	—	27,533	*	*
Robert V. Sinnott	1,423,008(10)	*	16,026,307(12)	24.9%	389,391	*	2.2%
J. Taft Symonds	9,256(10)	*	—	—	119,050	*	*
Christopher M. Temple	11,250(10)	*	—	—	31,250	*	*
Lawrence M. Ziemba	10,000(10)	*	—	—	2,346	*	*
All directors and executive officers as a group (18 persons)	5,482,513(10)(14)	3.0%	42,931,843(13)(14)	66.8%	51,121,232	9.3%	12.5%

*
Less than 1%.

(1)
Class A shares beneficially owned do not include any Class A shares issuable in connection with the exchange of any Class B shares, whether such Class B shares are currently outstanding or issuable following the conversion of any AAP Management Units. Although holders of our Class B shares have the right, at any time and from time to time, to immediately exchange (the “Exchange Right”) their Class B shares, together with a like number of AAP units and general partner units, for our Class A shares on a one-for-one basis, the fact that such Exchange Right may be settled in cash at AAP’s option results in such Class A shares not being deemed to be beneficially owned by the holders of our Class B shares.
(2)
As long as our Class A shares are publicly traded, a holder of vested AAP Management Units will be entitled to convert such AAP Management Units into Class B shares and a like number of AAP units based on a conversion ratio of approximately 0.941 AAP units (and Class B shares) for each AAP Management Unit. Accordingly, figures presented for Class B shares beneficially owned and percentage of Class B shares beneficially owned are presented on a fully diluted basis and include Class B shares to be issued upon the conversion of all outstanding AAP Management Units based on such 0.941 conversion ratio.

(3)
All of our issued and outstanding Class C shares are owned by PAA. Through a “pass-through” voting right, holders of PAA’s common units (other than AAP) and holders of PAA’s Series A preferred units have the effective right to vote, together with the holders of our Class A shares and Class B shares, on the election of directors and other matters submitted to a vote of our shareholders. Therefore, holders of our Class A shares and Class B shares who also directly or indirectly beneficially own PAA common units and/or Series A preferred units will, in addition to voting their Class A and Class B shares, be able to direct PAA how to vote their pro rata share of the Class C shares owned by PAA. Numbers in the column for holders other than PAA represent PAA common units and/or PAA Series A preferred units directly or indirectly beneficially owned by such holders.

(4)
Reflects ownership as of December 31, 2019 as reported in a Schedule 13G filed with the SEC on February 14, 2020.

(5)
Reflects ownership as of December 31, 2019 as reported in a Schedule 13G filed with the SEC on February 7, 2020.

(6)
Richard A. Kayne is Chief Executive Officer and Director of Kayne Anderson Investment Management, Inc., which is the general partner of Kayne Anderson Capital Advisors, L.P. (“KACALP”). Various accounts under the management or control of KACALP own 5,165,377 Class A shares. Mr. Kayne may be deemed to beneficially own such shares. In addition, Mr. Kayne directly owns or has sole voting and dispositive power over 690,673 Class A shares. Mr. Kayne disclaims beneficial ownership of any of our Class A shares other than Class A shares held by him or attributable to him by virtue of his interests in the accounts that own our Class A shares.

(7)
Represents the number of Class B shares beneficially owned by Mr. Chiang through his beneficial ownership of 353,489 AAP units and Class B shares, based on a conversion ratio of 0.941 AAP units and Class B shares for each AAP Management Unit.

(8)
Represents the number of Class B shares beneficially owned by Mr. McGee through his (i) direct ownership of 199,008 AAP units and Class B shares and (ii) beneficial ownership of 230,338 AAP units and Class B shares, based on a conversion ratio of 0.941 AAP units and Class B shares for each AAP Management Unit.

(9)
Represents the number of Class B shares beneficially owned by Mr. Goebel through his beneficial ownership of 35,350 AAP units and Class B shares, based on a conversion ratio of 0.941 AAP units and Class B shares for each AAP Management Unit.

(10)
Does not include unvested phantom Class A shares granted under our Long-Term Incentive Plan, none of which will vest within 60 days from the date hereof. See “Director Compensation.”

(11)
Mr. Raymond is (i) the sole member of the general partner of the manager of EMG Investment, LLC, which entity owns 6,220,955 Class B shares, and (ii) the sole member of Lynx Holdings I, LLC, which entity owns 3,183,216 Class B shares. As such, Mr. Raymond has sole voting and dispositive power over the Class B shares owned by each of EMG Investment, LLC and Lynx Holdings I, LLC. Mr. Raymond disclaims any deemed beneficial ownership of the interests owned by EMG Investment, LLC beyond his pecuniary interest therein.

(12)
Mr. Sinnott has shared voting and dispositive power over the Class B shares owned by KAFU Holdings (QP), L.P. (“KAFU QP”), which entity owns 16,026,307 Class B shares. Mr. Sinnott disclaims any deemed beneficial ownership of the interests owned by KAFU QP beyond his pecuniary interest therein.

(13)
Certain members of this group directly own 16,836,120 AAP units and Class B shares and beneficially own 665,245 AAP units and Class B shares based on a conversion ratio of 0.941 AAP units and Class B shares for each AAP Management Unit.

(14)
As of March 23, 2020, no Class A shares or Class B shares were pledged by directors or Named Executive Officers.

Beneficial Ownership of Plains AAP, L.P.
The following table sets forth the percentage ownership of the Class A limited partners of AAP, including our Directors and Named Executive Officers, and the resulting economic interest of such limited partners and the holders of the AAP Management Units as a group, in each case as of March 23, 2020:
Name of Owner and Address (in the case of Owners of more than 5%)	Percentage Ownership of Plains AAP, L.P. Class A LP Interest	Economic Interest in Plains AAP, L.P.(1)
Plains GP Holdings, L.P. and Plains All American GP LLC 333 Clay Street, Suite 1600 Houston, TX 77002	74.5%	74.1%
KAFU Holdings (QP), L.P. and Affiliates 1800 Avenue of the Stars, 3rd Floor Los Angeles, CA 90067	7.4%	7.4%
EMG Investment, LLC	2.5%	2.5%
John T. Raymond and Affiliate	4.6%	4.6%
Windy, L.L.C.	1.8%	1.8%
Greg L. Armstrong	1.8%	1.8%
Harry N. Pefanis	1.5%	1.5%
Richard McGee	*	*
Various Individual Investors	5.9%	5.9%
AAP Management Unitholders(2)	—	0.4%

*
Less than 1%.

(1)
AAP owns approximately 248.4 million PAA common units and a 100% member interest in PAA GP LLC, which owns PAA’s non-economic general partner interest.

(2)
Represents a profits interest in AAP in the form of AAP Management Units owned by certain members of management.

EQUITY COMPENSATION PLAN INFORMATION TABLE
The following table sets forth certain information with respect to our equity compensation plan as of December 31, 2019. For a description of this plan, see “Certain Relationships and Related Transactions — Plains GP Holdings, L.P. Long Term Incentive Plan.”
Plan Category	Number of Shares to be Issued upon Exercise/Vesting of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (c)
Equity compensation plans approved by shareholders:
Long Term Incentive Plan	121,908(1)	N/A	3,572,183(1)
Equity compensation plans not approved by shareholders	N/A	N/A	N/A

(1)
The Plains GP Holdings, L.P. Long Term Incentive Plan (the “PAGP Plan”) was adopted by our general partner in connection with our initial public offering in October 2013. The PAGP Plan contemplates the issuance or delivery of up to 3,755,208 Class A shares to satisfy awards under the PAGP Plan. In accordance with Item 201(d) of Regulation S-K, column (c) excludes the securities disclosed in column (a). However, any phantom Class A shares represented in column (a) that are not satisfied by the issuance of Class A shares become “available for future issuance.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Our General Partner
Our general partner manages our operations and activities. We and our general partner have no employees. All of our officers and other personnel necessary for our business to function (to the extent not outsourced) are employed by GP LLC. Pursuant to the Omnibus Agreement described below under “Omnibus Agreement,” all of our direct or indirect expenses, other than income taxes, if any, will be paid by PAA. These direct or indirect expenses include, but are not limited to (i) compensation for the non-employee directors of PAGP GP, (ii) director and officer liability insurance, (iii) listing exchange fees, (iv) investor relations expenses, and (v) fees related to legal, tax, financial advisory and accounting services.
Our general partner owns a non-economic general partner interest in us, which does not entitle it to receive cash distributions. We own a portion of the membership interest in our general partner.
Plains GP Holdings, L.P. Long Term Incentive Plan
In connection with our initial public offering, our general partner adopted the Plains GP Holdings, L.P. Long Term Incentive Plan (the “PAGP Plan”) on our behalf for (i) the employees of our general partner and its affiliates who perform services for us and (ii) the non-employee directors of our general partner. Awards that may be granted under the PAGP Plan include restricted shares, phantom shares, options and share appreciation rights. The PAGP Plan limits the number of shares that may be delivered pursuant to awards to 3,755,208 Class A shares (subject to any adjustment due to recapitalization, reorganization or a similar event permitted under the PAGP Plan). Shares (other than restricted shares) that are forfeited or withheld to satisfy exercise price or tax withholding obligations are available for delivery pursuant to other awards. As of December 31, 2019, grants of 121,908 unvested phantom Class A shares were outstanding under the PAGP Plan.
The PAGP Plan is administered by the Board. The Board has the right to terminate or amend the PAGP Plan or any part of the PAGP Plan from time to time, including increasing the number of shares that may be granted, subject to shareholder approval as may be required by the exchange upon which the Class A shares are listed at that time, if any. No change may be made in any outstanding grant that would materially reduce the benefits of the participant without the consent of the participant. The PAGP Plan will expire upon the earlier of the termination of the PAGP Plan by the Board or the date that no shares remain available under the PAGP Plan for awards. Upon termination of the PAGP Plan, awards then outstanding will continue pursuant to the terms of their grants.
Class A shares to be delivered in settlement of awards under the PAGP Plan may be newly issued Class A shares, Class A shares acquired in the open market, Class A shares acquired from any other person, or any combination of the foregoing.
Awards
Restricted Shares.   A restricted share is a Class A share that vests over a period of time and that during such time is subject to forfeiture. The Board will determine the period over which restricted shares granted to participants will vest. The Board, in its discretion, may base its determination upon the achievement of performance metrics. Distributions made on restricted shares may be subjected to the same vesting provisions as the restricted share. If a grantee’s employment or membership on the Board terminates for any reason, the grantee’s restricted shares will be automatically forfeited unless, and to the extent, the Board or the terms of the award agreement provide otherwise.
We intend the restricted shares under the PAGP Plan to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of our Class A shares. Therefore, participants will not pay any consideration for the Class A shares they receive, and we will receive no remuneration for the shares.
Phantom Shares.   A phantom share entitles the grantee to receive a Class A share upon the vesting of the phantom share or, in the discretion of the Board, cash equivalent to the value of a Class A share. The Board will determine the period over which phantom shares granted to participants will vest. The Board, in its discretion, may base its determination upon the achievement of performance metrics. If a grantee’s employment or membership on the Board terminates for any reason, the grantee’s phantom shares will be automatically forfeited unless, and to the extent, the Board or the terms of the award agreement provide otherwise.
The Board, in its discretion, may grant distribution equivalent rights, which we refer to as DERs, with respect to a phantom share. DERs entitle the grantee to receive an amount in cash equal to the cash distributions made on a Class A share during the period the related award is outstanding. The Board will establish whether the DERs are paid currently, when the tandem phantom share vests or on some other basis.
We intend the issuance of any Class A shares upon vesting of the phantom shares under the PAGP Plan to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of our Class A shares. Therefore, plan participants will not pay any consideration for the Class A shares they receive, and we will receive no remuneration for the shares.
Options.   An option provides a participant with the option to acquire Class A shares at a specified price. The exercise price of each option granted under the PAGP Plan will be stated in the option agreement and may vary between participants; provided, however, that the exercise price for an option must not be less than 100% of the fair market value per Class A share as of the date of grant of the option. Options may be exercised in the manner and at such times as the Board determines for each option. The Board will determine the methods and form of payment for the exercise price of an option and the methods and forms in which Class A shares will be delivered to a participant. The Board, in its discretion, may grant DERs with respect to an option.
Share Appreciation Rights.   A share appreciation right is an award that, upon exercise, entitles the holder to receive the excess, if any, of the fair market value of a Class A share on the exercise date over the grant price of the share appreciation right. The excess may be paid in cash and/or in Class A shares, as determined by the Board in its discretion. The Board will have the authority to determine to whom share appreciation rights will be granted, the number of Class A shares to be covered by each grant, and the conditions and limitations applicable to the exercise of the share appreciation right. The grant price per share appreciation right will be determined by the Board at the time the share appreciation right is granted, but each share appreciation right must have an exercise price that is not less than the fair market value of the Class A shares on the date of grant. The Board will determine the time or times at which a share appreciation right may be exercised in whole or in part. Unless otherwise waived by the Board, or set forth in an award agreement, outstanding share appreciation rights awarded to a participant will be automatically forfeited upon a termination of the individual’s employment or membership on the Board terminates for any reason. The Board, in its discretion, may grant DERs with respect to a share appreciation right.
Other PAGP Plan Provisions
Tax Withholding.   Unless other arrangements are made, our general partner and its affiliates will be authorized to withhold from any award, from any payment due under any award, or from any compensation or other amount owing to a participant the amount (in cash, shares, shares that would otherwise be issued pursuant to such award, or other property) of any applicable taxes payable with respect to the grant of an award, its settlement, its exercise, the lapse of restrictions applicable to an award or in connection with any payment relating to an award or the transfer of an award and to take such other actions as may be necessary to satisfy the withholding obligations with respect to an award.
Anti-Dilution Adjustments.   Upon the occurrence of any “equity restructuring” event that could result in an additional compensation expense under FASB ASC Topic 718 if adjustments to awards with respect to such event were discretionary, the Board will equitably adjust the number and type of shares covered by each outstanding award and the terms and conditions of such award to equitably reflect the restructuring event, and the Board will adjust the number and type of shares with respect to which future awards may be granted. With respect to a similar event that would not result in a FASB ASC Topic 718 accounting charge if adjustment to awards were discretionary, the Board shall have complete discretion to adjust awards in the manner it deems appropriate.
Change of Control.   If specifically provided in an award agreement, upon a change of control (as defined in the award agreement), the award may automatically vest and be payable or become exercisable in full, as the case may be.

Transferability of Awards.   Options and share appreciation rights are only exercisable by the participant during the participant’s lifetime, or by the person to whom the participant’s rights pass by will or the laws of descent and distribution. No award or right granted under the PAGP Plan may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered and any such purported transfer shall be void and unenforceable. Notwithstanding the foregoing, the Board may, in its discretion, allow a participant to transfer an option or a share appreciation right without consideration to an immediate family member or a related family trust, limited partnership, or similar entity on the terms and conditions established by the Board from time to time.
AAP Management Units
In August 2007, the owners of AAP authorized the creation and issuance of AAP Management Units and authorized the compensation committee to issue grants of AAP Management Units to create additional long-term incentives for our management designed to attract talent and encourage retention over an extended period of time. Each AAP Management Unit represents a “profits interest” in AAP, which entitles the holder to participate in future profits and losses from operations, current distributions from operations, and an interest in future appreciation or depreciation in AAP’s asset values. As of March 23, 2020, 1,165,204 AAP Management Units were issued and outstanding. The compensation committee does not plan to issue any additional AAP Management Units.
The outstanding AAP Management Units are subject to restrictions on transfer and generally become “earned” (entitled to receive distributions) in percentage increments upon achievement of certain performance thresholds that are aligned with the interests of PAA’s common unitholders, such as distributable cash flow per common unit. As of March 23, 2020, all of the then outstanding AAP Management Units had been earned.
To encourage retention following achievement of the applicable performance benchmarks, AAP retained a call right to purchase any earned AAP Management Units at a discount to fair market value that is generally exercisable upon the termination of a holder’s employment with GP LLC and its affiliates (other than termination under certain circumstances such as a termination without cause or by the employee for good reason) prior to certain stated dates. The size of the discount to fair market value reflected in the potential call right purchase price decreases over time pursuant to a formula set forth in each AAP Management Unit grant agreement. If a holder of an AAP Management Unit remains employed past such designated date (or prior to such date such holder is terminated without cause or quits for good reason), any earned units are no longer subject to the call right and are deemed to have “vested.” The vesting dates for currently outstanding AAP Management Unit grants range from January 1, 2021 to January 1, 2023, depending on the date of grant. All earned AAP Management Units will also vest if AAP does not timely exercise its call right or in the event of a change of control.
As long as our Class A shares are publicly traded, each vested AAP Management Unit may be converted into AAP units and a like number of Class B shares based on a conversion ratio of approximately 0.941 AAP units and Class B shares for each AAP Management Unit. Following any such conversion, the resulting AAP units and Class B shares are exchangeable for Class A shares or redeemable for PAA common units, in each case on a one-for-one basis as provided in the AAP limited partnership agreement.
In connection with the closing of the Simplification Transactions, AAP received one PAA common unit for each outstanding earned AAP Management Unit (on a post-conversion basis), and PAA withheld approximately 800,000 units from the Simplification consideration for future distribution or issuance when and if any outstanding but unearned AAP Management Units become earned. As of March 23, 2020, all of such withheld units have been issued to AAP in connection with additional AAP Management Units becoming earned.
Omnibus Agreement
In connection with the Simplification Transactions completed in November 2016, we entered into an omnibus agreement (the “Omnibus Agreement”) with PAA, PAGP GP, AAP, PAA GP LLC and GP LLC (collectively with us, the “Plains Entities”), which provides, among other things, that all direct or indirect expenses of any of the Plains Entities will be paid by PAA, other than income taxes, if any, of PAGP GP,

PAGP, GP LLC, AAP and PAA GP LLC. Such direct or indirect expenses include, but are not limited to (i) compensation for the directors of PAGP GP, (ii) director and officer liability insurance, (iii) listing exchange fees, (iv) investor relations expenses, and (v) fees related to legal, tax, financial advisory and accounting services. PAA paid $4 million of such expenses in 2019.
Other
As described in Proposal 1 — Election of Directors in this Proxy Statement, prior to September 2019, Occidental had the right to designate a director to serve on our Board. In September 2019, as a result of its sale of its ownership interests in AAP, Occidental lost its designation right and Mr. Brown, Occidental’s designee to the Board, automatically ceased to be a member of the Board. Through September 2019, PAA had net sales of approximately $910 million from companies affiliated with Occidental. These transactions were conducted at posted tariff rates or prices that PAA believes approximate market. These transactions included inventory exchanges under crude oil buy/sell agreements, one of which includes a multi-year minimum volume commitment. These amounts do not include revenues from unconsolidated equity investments.
Also as described in Proposal 1 — Election of Directors in this Proxy Statement, prior to May 2019, EMG had the right to designate a director to serve on our Board. In May 2019, as a result of a series of transactions pursuant to which EMG’s ownership interest in Plains AAP, L.P. was reduced to below the 10% requisite qualifying interest level, EMG lost its designation right and Mr. Raymond, EMG’s designee to the Board, automatically ceased to be a member of the Board. Mr. Raymond was subsequently elected to continue to serve on the Board. During 2019, PAA recognized sales and transportation and storage revenues of approximately $31 million from companies affiliated with EMG. During 2019, PAA also purchased approximately $176 million of oil from companies affiliated with EMG. These transactions were conducted at posted tariff rates or prices that PAA believes approximate market.
During 2019, PAA purchased approximately $20 million of oil from companies owned and controlled by funds managed by KACALP. PAA pays the same amount per barrel to these companies that it pays to other producers in the same area.
An employee in PAA’s marketing department, who has been with the company for over 10 years, is the daughter of Willie Chiang, our Chief Executive Officer. Mr. Chiang’s daughter’s total compensation for 2019 was approximately $164,200.
Review, Approval or Ratification of Transactions with Related Persons
Pursuant to our Governance Guidelines, a director is expected to bring to the attention of the CEO or the Board any conflict or potential conflict of interest that may arise between the director or any affiliate of the director, on the one hand, and PAGP GP, PAA, PAGP or their respective affiliates, on the other. The resolution of any such conflict or potential conflict should, at the discretion of the Board in light of the circumstances, be determined by a majority of the disinterested directors.
If a conflict or potential conflict of interest arises between PAGP and its limited partners, on the one hand, and PAGP GP and its owners and affiliates, on the other, the resolution of any such conflict or potential conflict should be addressed by the Board in accordance with the applicable provisions of the PAGP Partnership Agreement. If a conflict or potential conflict of interest arises between PAA and its limited partners, on the one hand, and the general partner of PAA and its owners and affiliates, on the other, the resolution of any such conflict or potential conflict should be addressed by the Board in accordance with the applicable provisions of the PAA Partnership Agreement. At the discretion of the Board in light of the circumstances, the resolution may be determined by the Board or by a “conflicts committee” meeting the definitional requirements for such a committee under the applicable partnership agreement.
Pursuant to our Code of Business Conduct, any executive officer must avoid conflicts of interest unless approved by the Board.
In the case of any sale of equity by the Partnership in which an owner or affiliate of an owner of our general partner participates, our practice would be to obtain Board approval for the transaction. The Board typically delegates authority to set the specific terms to a pricing committee, consisting of the CEO and one independent director. Actions by the pricing committee require unanimous approval of such committee.

REPORT OF THE AUDIT COMMITTEE
The audit committee of our Board oversees the Partnership’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.
In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2019.
The Partnership’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America. The audit committee reviewed with PricewaterhouseCoopers LLP the firm’s judgment as to the quality, not just the acceptability, of the Partnership’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards.
The audit committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed under applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”). The audit committee received written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from management and the Partnership.
Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.
Victor Burk, Chairman
Everardo Goyanes
Alexandra Pruner
J. Taft Symonds

PRINCIPAL ACCOUNTANT FEES AND SERVICES
Audit and Non-Audit Fees
The following table details the aggregate fees billed for professional services rendered by our independent auditor for services provided to us and to our subsidiaries (in millions):
	Year Ended December 31,
	2019	2018
Audit fees(1)	$5.4	$5.3
Audit-related fees	—	0.1
Tax fees(2)	1.7	1.9
Total	$7.1	$7.3

(1)
Audit fees include those related to (a) our annual audit (including internal control evaluation and reporting); (b) the audit of certain joint ventures of which we are the operator, and (c) work performed on our registration of publicly held debt and equity.

(2)
Tax fees are primarily related to tax processing as well as the preparation of Forms K-1 for PAA unitholders and international tax planning work associated with the structure of our Canadian investment.

Pre-Approval Policy
Our audit committee reviews our external financial reporting, engages our independent auditors and reviews the adequacy of our internal accounting controls. Our audit committee performs similar functions on PAA’s behalf. All services provided by our independent auditor to us or to PAA are subject to pre-approval by our audit committee. The audit committee has instituted policies that describe certain pre-approved non-audit services. We believe that the descriptions of services are designed to be sufficiently detailed as to particular services provided, such that (i) management is not required to exercise judgment as to whether a proposed service fits within the description and (ii) the audit committee knows what services it is being asked to pre-approve. The audit committee is informed of each engagement of the independent auditor to provide services under the respective policy. All services provided by our independent auditor during the years ended December 31, 2019 and 2018 were approved in advance by our audit committee.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS PAGP’S AND PAA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.
The second proposal item to be voted on at the Annual Meeting is ratification of the appointment of PricewaterhouseCoopers LLP as our and PAA’s independent registered public accounting firm for the fiscal year ending December 31, 2020.
The audit committee of the Board has appointed PricewaterhouseCoopers LLP to continue to act as our and PAA’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The Board has directed that such appointment be submitted to our Shareholders for ratification at the Annual Meeting.
Ratification of the appointment of PricewaterhouseCoopers LLP as our and PAA’s independent registered public accounting firm is not required. The Board, however, is submitting the appointment to our Shareholders for ratification as a good corporate governance practice. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire. They will be available to respond to appropriate questions.

PROPOSAL 3 — ADVISORY VOTE TO APPROVE OUR NAMED EXECUTIVE
OFFICER COMPENSATION
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE, ON A NON-BINDING
ADVISORY BASIS, “FOR” THE RESOLUTION APPROVING THE COMPENSATION OF THE
NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.
This proposal, commonly known as a “say-on-pay” proposal, provides our Shareholders with the opportunity to cast an advisory vote on the approval of the compensation of our Named Executive Officers.
The Board recognizes that executive compensation is an important matter for our Shareholders. As described in detail in the “Executive Compensation” section and elsewhere in this proxy statement, the compensation committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been, and continues to be, to pay our executive officers based on our performance. In particular, the compensation committee strives to attract, retain and motivate exceptional executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives’ long-term interests with the interests of our Shareholders. To do so, the compensation committee uses a combination of short and long-term incentive compensation to reward near-term performance and to encourage executives’ commitment to our long-range, strategic business goals. It is the intention of the compensation committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles and Shareholder interests and concerns.
As described in the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our Shareholders and that the total compensation provided to the Named Executive Officers (including potential payouts upon a termination or change of control) is reasonable and not excessive. As you consider this Proposal 3, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives, and to review the tabular disclosures regarding Named Executive Officer compensation together with the accompanying narrative disclosures in the “Executive Compensation” section of this proxy statement.
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2012, as well as Section 14A of the Exchange Act, and the rules promulgated thereunder, enables our Shareholders the opportunity to express their views, on an advisory basis, on the compensation of the Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this proxy statement.
As an advisory vote, this Proposal 3 is not binding on the Board or the compensation committee, will not overrule any decisions made by the Board or the compensation committee or require the Board or the compensation committee to take any action. Although the vote is non-binding, the Board and the compensation committee value the opinions of our Shareholders and will carefully consider the outcome of the vote when making future compensation decisions for executive officers. In particular, to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this proxy statement, we will consider our Shareholders’ concerns, and the compensation committee will evaluate whether any actions are necessary to address those concerns.
For the reasons set forth above, the following resolution will be submitted for Shareholder approval at the Annual Meeting:
“RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K in PAGP’s proxy statement for its 2020 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion, is hereby approved.”

OTHER MATTERS FOR THE ANNUAL MEETING
We know of no matters to be acted upon at the Annual Meeting other than the proposals included in the accompanying notice and described in this proxy statement. If any other matter requiring a vote of Shareholders arises, including a question of adjourning the Annual Meeting, the persons named as proxies in the proxy card will have the discretion to vote thereon according to their best judgment of what they consider to be in the best interests of PAGP. The proxy card confers discretionary authority to take action with respect to any additional matters that may come before the meeting or any adjournment thereof.
SHAREHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING
PAGP GP Director Nominations
Pursuant to Section 13.4(c)(ii) of our partnership agreement, any eligible Shareholder who owns 10% or more of our outstanding Class A, Class B and Class C shares, taken together as a single class, is entitled to nominate one person for election as an Eligible Director. Eligible Shareholders who wish to submit a director nomination for our 2021 annual meeting must deliver written notice thereof to our principal executive offices in care of the Corporate Secretary by mail to 333 Clay Street, Suite 1600, Houston, Texas 77002 no later than the close of business on February 19, 2021, nor earlier than the close of business on January 20, 2021. In the event that the date of the 2021 annual meeting is changed by more than 30 days before or more than 60 days after the one-year anniversary of the 2020 annual meeting, Shareholder notice of a director nomination must be received no earlier than the close of business on the 120th day prior to the 2021 annual meeting and not later than the close of business on the date that is the later of the (i) 90th day prior to the 2021 annual meeting or (ii) if the first public announcement of the 2021 annual meeting is less than 100 days prior to such meeting, the 10th day following the day on which public announcement of the date of the 2021 annual meeting is first made.
The written notice must comply with the procedures set forth in Section 13.4(c)(ii) of our partnership agreement, including the informational requirements included in Section 13.4(c)(ii)(A)(3). We will not entertain any nomination at the annual meeting that does not meet the requirements set forth in our partnership agreement. Our partnership agreement is filed as Exhibit 3.2 to our Current Report on Form 8-K filed on November 21, 2016.
Shareholder Proposals
Any Shareholder who, in accordance with Rule 14a-8 under the Exchange Act wishes to submit a proposal for inclusion in our proxy statement for the 2021 annual meeting must submit their proposal in writing, along with proof of eligibility, to our principal executive offices in care of the Corporate Secretary by mail to 333 Clay Street, Suite 1600, Houston, Texas 77002. Proposal submissions must be received no later than the close of business (5:00 p.m. Central Time) on December 16, 2020, to be considered timely. SEC rules set forth standards as to what proposals are required to be included in a proxy statement for a meeting. In no event are Shareholders allowed to vote on matters that would cause the Shareholders to be deemed to take part in the management and control of our business and affairs so as to jeopardize such Shareholder’s limited liability under the Delaware limited partnership act or the law of any other state in which we are qualified to do business.
HOUSEHOLDING MATTERS
In some cases, Shareholders who share a single address will receive only one annual report and one proxy statement at that address unless we have received instructions to the contrary from any Shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a Shareholder of record residing at such an address wishes to receive a separate copy of our annual report or proxy statement or future annual reports or proxy statements (as applicable), he or she may contact our Corporate Secretary at (713) 646-4100, or write to Plains GP Holdings, L.P., 333 Clay Street, Suite 1600, Houston, Texas 77002, attention: Corporate Secretary. We will deliver separate copies of our annual report or proxy statement promptly upon written or oral request. If you are a Shareholder of record receiving multiple copies of our annual report or proxy statement, you can request householding by contacting us in the same manner. If you own your Shares through a bank, broker or other Shareholder of record, you can request additional copies of the annual report or proxy statement or request householding by contacting the Shareholder of record (i.e., your bank or broker).

ANNUAL MEETING OF SHAREHOLDERS OF

PLAINS GP HOLDINGS, L.P.

May 20, 2020

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Annual Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/21140/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20233000000000000000 7 052020

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Alexandra Pruner
○ Lawrence Ziemba

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020.	☐	☐	☐
3. The approval, on a non-binding advisory basis, of our named executive officer compensation.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. **If no direction is given, this proxy will be voted FOR ALL NOMINEES in Proposal 1, and FOR Proposals 2 and 3.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

PLAINS GP HOLDINGS, L.P.

May 20, 2020

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/21140/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20233000000000000000 7 052020

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Alexandra Pruner
○ Lawrence Ziemba

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020.	☐	☐	☐
3. The approval, on a non-binding advisory basis, of our named executive officer compensation.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. **If no direction is given, this proxy will be voted FOR ALL NOMINEES in Proposal 1, and FOR Proposals 2 and 3.**

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

PLAINS GP HOLDINGS, L.P.

Annual Meeting of Shareholders

To be Held on May 20, 2020

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Al Swanson, Richard McGee and Ann Gullion, and each of them, with full power of substitution and power to act alone, as proxies to vote all of the Class A, Class B or Class C shares which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Plains GP Holdings, L.P., to be held on May 20, 2020 at 2:30 p.m., Central Time, in the Texas Conference Room, located on the 19th Floor of Three Allen Center, 333 Clay Street, Houston, Texas 77002, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

1.1 14475